UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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APA CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026

Proxy Statement and

Notice of Annual Meeting

Commonly Referenced Pages:
2023-2025 Performance Award Results	29
2025 Annual Incentive Scorecard	25
2025-2027 Performance Award Structure	27
Board Risk Oversight	3
Clawback Policy	30
Compensation Discussion and Analysis	15
Director Compensation Table	44
Pay versus Performance Table	39
Peer Group for Compensation	22
Peer Group for TSR Performance	28
Pledging and Hedging Policies	6
Stock Ownership Requirements for Directors	43
Stock Ownership Requirements for Officers	30
Summary Compensation Table	32

Forward-Looking Statements and Other Disclosures

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “capable,” “estimates,” “expects,” “goals,” “may,” “might,” “outlook,” “possibly,” “potential,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about plans, expectations, goals, commitments, strategies, and objectives. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on several risks and uncertainties that could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our Form 10-K for the year ended December 31, 2025, and in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made in this proxy statement speaks only as of the date of this proxy statement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether because of new information, future developments, or otherwise, except as may be required by law.

References to APA, the Company, our, we, and us mean APA Corporation and its consolidated subsidiaries, unless the context indicates otherwise. Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

2026 Proxy Statement i

MESSAGE FROM OUR BOARD CHAIR

Dear Fellow Shareholders,

On behalf of the Board of Directors, I am pleased to reflect on APA’s performance in 2025 and the continued execution of our strategy to build a resilient, capital-efficient company positioned to deliver long-term shareholder value. Throughout the year, the Board remained focused on overseeing a disciplined strategy grounded in our core competencies, financial strength, and operational excellence. In a dynamic and often challenging macro environment, our company demonstrated the benefits of this approach through consistent execution, continued portfolio high-grading, and meaningful progress on key strategic priorities.

Strategic Performance

During 2025, we further strengthened the foundation of our portfolio. The Permian Basin continues to serve as a cornerstone of our business, supported by a deep and durable inventory capable of sustaining oil production for at least the next decade. In Egypt, our updated commercial terms and continued development activity are supporting the long-term potential of that asset base. In Suriname, the GranMorgu development remains on track toward first oil in mid-2028, a significant future growth catalyst for APA.

We also continued to expand and mature our exploration portfolio. In Alaska, we are working to further define the potential of our acreage position through upcoming drilling activity, while in Uruguay we maintain exposure to high-impact exploration opportunities.

Financial Performance

Our financial priorities remain consistent: maintaining discipline, strengthening the balance sheet, and delivering returns to shareholders. In 2025, we reduced debt and returned more than 60% of free cash flow to shareholders through a combination of dividends and share repurchases. Equally important, APA continued to improve its financial resilience by lowering its cost structure and enhancing capital efficiency across the portfolio. These efforts reflect a sustained focus on allocating capital to the highest return opportunities and ensuring the business is well positioned to perform across commodity cycles.

Operational Performance

Operational execution was a key driver of performance in 2025. Across the portfolio, teams delivered reliable production while reducing costs and improving efficiency. In the Permian Basin, continued advancements in drilling and completion performance, combined with disciplined activity levels, supported strong capital efficiency and reinforced the long-term value of our assets in the basin. In Egypt, we delivered growth in gas production and continued to build momentum through focused development activity. In the North Sea, operational improvements and cost reductions supported performance as APA continues to manage these late-life assets responsibly.

Importantly, APA achieved these results while maintaining a strong commitment to safety and environmental performance, supported by a culture focused on operational discipline.

Shareholder Engagement

Engagement with our shareholders remains a critical component of the Board’s oversight. During the past year, APA reached out directly to shareholders representing approximately 68% of shares outstanding, including our top 10 largest shareholders. We held engagement meetings with shareholders representing approximately 41% of shares outstanding, and Board members participated in meetings representing 92% of the shares engaged. These discussions provided valuable feedback on a range of topics, including strategy, capital allocation, and executive compensation, and they continue to inform the Board’s decision-making and oversight.

Looking Ahead

As we look to the future, we are confident in APA’s positioning and the opportunities ahead. Our portfolio is anchored by durable assets in the Permian Basin and Egypt, complemented by high-impact exploration opportunities. Suriname provides long-term growth potential, with first oil expected in mid-2028, and our positions in Alaska and Uruguay provide further upside potential, while our Permian inventory offers both depth and flexibility. We also remain focused on further improving our cost structure and driving efficiencies across the organization, building on the significant progress already achieved.

On behalf of the entire Board, I would like to thank you for your continued investment in APA Corporation. We remain committed to delivering sustainable, long-term value as we execute our strategy and continue to help meet the world’s energy needs.

Sincerely,

H. Lamar McKay
Non-Executive Chair of the Board

ii APA Corporation

NOTICE OF ANNUAL MEETING

When	Virtual-Only Meeting	Record Date
Thursday, May 21, 2026 10:00 AM Central	Register in advance by visiting: www.proxydocs.com/APA	March 23, 2026

Items of Business

The 2026 annual meeting of shareholders of APA Corporation, a Delaware corporation (the Company), will be held as specified above, in a virtual-only format, for the following purposes:

Proposal		Board Voting Recommendation
1	Election of the ten directors named in this proxy statement to serve until the next annual meeting	✓ FOR each nominee
2	Ratification of appointment of Ernst & Young LLP as the Company’s independent auditor	✓ FOR
3	Advisory vote to approve the compensation of the Company’s named executive officers (NEOs)	✓ FOR
4	Approval of an amendment to the Company’s 2016 Omnibus Compensation Plan to extend its term and increase the shares authorized for issuance thereunder	✓ FOR

Shareholders will transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Voting and Virtual Attendance

Holders of record of the Company’s common stock as of the close of business on the record date set forth above are entitled to notice of, and to vote at, the annual meeting.

The Company’s annual meeting of shareholders will be held in a virtual-only format. Shareholders will not be able to attend the meeting in person. For details on attending the annual meeting virtually, please refer to the section titled How to Register for and Access the Virtual Meeting located near the end of this proxy statement.

Your vote is very important. Whether or not you plan to attend the annual meeting virtually, we encourage you to vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled Voting near the end of this proxy statement, or, if you requested to receive printed proxy materials, your enclosed proxy card.

By order of the Board of Directors,
Kimberly O. Warnica Executive Vice President, Chief Legal Officer, and Corporate Secretary

APA Corporation

2000 W. Sam Houston Pkwy. S., Suite 200

Houston, Texas 77042

April 9, 2026

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be held on May 21, 2026:

This proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, are available free of charge at: www.proxydocs.com/APA

2026 Proxy Statement iii

Proxy Statement

This proxy statement contains information about the Company’s 2026 annual meeting of shareholders and, along with any enclosed proxy card, is being made available to you by the Company’s Board of Directors (the Board) starting on or about April 9, 2026.

About APA Corporation

The Company owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt, and the United Kingdom and that explore for oil and natural gas offshore Suriname and elsewhere.

Since 1954, our company has been unified by our values, culture, and commitment to building shareholder value, with a collective sense of purpose that empowers every employee to make decisions and achieve our goals. Our global team is brought together by a sense of ownership and the knowledge that the best answers win. We aim to be a community partner in our areas of operation, focused on protecting the safety and health of our employees, our communities, and the environment while continuously looking for more sustainable ways to operate.

Purpose of the Annual Meeting

At the Company’s annual meeting, shareholders will vote on the following matters:

Board Voting Recommendation
Proposal

1	Election of the ten directors named in this proxy statement	✓	FOR each nominee

2	Ratification of appointment of Ernst & Young LLP (EY) as the Company’s independent auditor	✓	FOR

3	Advisory vote to approve the compensation of the Company’s NEOs	✓	FOR
4	Approval of an amendment (the Amendment) to the Company’s 2016 Omnibus Compensation Plan (the 2016 Plan) to extend its term and increase the shares authorized for issuance thereunder	✓	FOR

Any other business that properly comes before the meeting may also be transacted. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting. For complete information on who can vote, how to vote, and the votes needed for approval of the above items, please see the Other Information section near the end of this proxy statement.

Your vote is very important. Please vote your shares in advance, even if you plan to attend the annual meeting virtually.

Internet	Telephone	Mail	Virtual Annual Meeting

Follow the instructions on the proxy card or other voting materials you received.	Call the number provided on the voting materials and follow the prompts to vote.	Complete and return the proxy card included with the materials sent to you.	Vote during the virtual annual meeting as described in this proxy statement.

2026 Proxy Statement 1

CORPORATE GOVERNANCE

Board Committees, Meetings, and Responsibilities

Member	Board	Audit Committee(1)(2)	Corporate Responsibility, Governance, and Nominating Committee(2)	Cybersecurity Committee(2)	Management Development and Compensation Committee(2)
Annell R. Bay	●		Chair		●
Matthew R. Bob(3)	●	●	●
John J. Christmann IV, CEO	●
Juliet S. Ellis	●		●		Chair
Kenneth M. Fisher	●	Chair		●
Charles W. Hooper	●			Chair	●
Chansoo Joung	●	●		●
H. Lamar McKay	Chair
Peter A. Ragauss	●	●		●
David L. Stover	●			●	●
Anya Weaving	●	●	●
Meetings in 2025	9	8	5	4	6

(1) The Board has determined that each committee member qualifies as a financial expert, as defined in Item 407 of Regulation S-K under the Securities Act, and is “financially sophisticated” under Nasdaq Stock Market (Nasdaq) rules.

(2) The Board has determined that each committee member qualifies as independent under Nasdaq and SEC rules.

(3) Mr. Bob was elected to the Board on April 1, 2024, in connection with the closing of the Company’s acquisition of Callon Petroleum Company, where he had served as a member of its board since 2014 and as board chair since 2023. Mr. Bob was instrumental in the Board’s oversight of the Company’s integration of Callon, which is now complete, and his term of office will expire at the annual meeting. We thank Mr. Bob for his numerous contributions to the Board and to the success of the Company.

During 2025, each of the Company’s then-current directors attended at least 75% of Board meetings and applicable committee meetings held during their respective periods of service. While the Company does not have a policy regarding Board members’ attendance at our annual meeting of shareholders, all then-current directors attended last year’s meeting.

Committee Responsibilities

Committee	Primary Responsibilities
Audit

Assists the Board in fulfilling its oversight responsibility for the integrity of the consolidated financial statements, accounting and financial reporting processes, and systems of internal controls; reviews the performance of the independent auditor and internal audit function; and reviews with management how the Company assesses and manages its exposure to risk

Corporate Responsibility, Governance, and Nominating (CRG&N)

Recommends to the Board the director nominees for election and proposes qualified candidates to fill vacancies; develops corporate governance principles, reviews related-party transactions, and oversees the Board evaluation; and reviews strategies on sustainability and corporate responsibility

Cybersecurity

Maintains an oversight role for cybersecurity policies, procedures, and plans; reviews policies and procedures related to material cybersecurity attacks; and oversees the preparation of the Company’s cybersecurity disclosures in its reports filed with the SEC

Management Development and Compensation (MD&C)

Reviews management resources and structure, including CEO and management succession planning; administers compensation programs and retirement, equity-based, and similar plans; ensures appropriate practices are in place to support employee development and retention

2 APA Corporation

Committee Charters and Governance Documents

On our website at www.apacorp.com, you can access electronic copies of the charters of our standing committees, along with our Corporate Governance Principles and Code of Conduct, which meets the requirements of a code of ethics under applicable SEC regulations and Nasdaq standards. You may also request printed copies by writing to APA’s Corporate Secretary at our principal executive offices.

Board Risk Oversight

Board of Directors
•
Oversees the Company’s risk management and business strategy and receives updates from Board committees
•
Invites external experts and advisors to present current and future risks and trends
•
Reviews strategic risks, including risks relating to operations, environment, health, safety, and security
•
Holds regularly scheduled executive sessions of the independent directors as often as they deem appropriate, but in any event at least twice each year, providing an additional avenue through which the Board monitors the Company’s risk exposure and policies regarding risk management

Audit Committee	CRG&N Committee
•
Reviews with management the guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk
•
Discusses with management and the independent auditor the Company’s major financial risk exposures
•
Reviews the steps management has taken to monitor and control such exposures

•
Reviews domestic and international responsibility and governance risks, trends, and issues that could affect the Company’s business activities, performance, and reputation
•
Reviews and approves related-party transactions for potential conflicts of interest
•
Reviews the policy governing political contributions and lobbying expenditures and approves Company contributions
•
Develops and recommends to the Board corporate governance principles and a code of conduct

Cybersecurity Committee	MD&C Committee
•
Reviews risks related to the Company’s cybersecurity policies, procedures, and response plans
•
Oversees the management of risks related to the Company’s privacy, network security, data security, and compliance with applicable information security and data protection laws and industry standards
•
Coordinates with the Company’s Internal Audit function for any audits of cybersecurity systems and processes
•
Additional details can be found in the Company’s most recent Annual Report on Form 10-K

•
Develops and monitors the executive compensation program to ensure it does not encourage excessive risk-taking
•
Reviews the Company’s human capital programs, policies, and procedures
•
Reviews executive compensation, incentive compensation, and succession management development plans
•
Ensures appropriate practices are in place to develop and retain the talent necessary for the Company’s objectives

Company Management	Internal Audit
•
Provides day-to-day management of risk and implementation of strategy
•
Tasked with, among other things, ensuring sound policies, procedures, and practices are in place to address corporate-wide management of risks, including financial and operational risks
•
Updates the Board on emerging risks and opportunities

•
Functionally reports directly to the Audit Committee, providing regular reports to the committee and meeting with committee members, with and without management present
•
Provides independent, objective assurance and consulting activity designed to add value and improve operations and reviews the adequacy and effectiveness of risk management, control, and governance systems

2026 Proxy Statement 3

Sustainability and Climate Change Risk Oversight

Our Board and senior management are directly engaged in assessing and managing climate change-related risks and opportunities. These matters are of such a strategic nature that the Board retains direct oversight responsibility, with each committee providing additional oversight unique to their areas of focus:

•
the Audit Committee reviews the Company’s risk management process, which includes management of climate change-related business, legal, and regulatory risks;
•
the CRG&N Committee oversees management of and performance on corporate responsibility, sustainability, and governance issues, including the content of the Company’s annual Sustainability Report;
•
the Cybersecurity Committee has oversight of risks related to our information technology systems that are used to monitor and report on our sustainability initiatives and performance; and
•
the MD&C Committee has linked sustainable performance to compensation.

The Company commits considerable time, energy, and capital to reduce its impact on the environment and to manage the evolving opportunities and risks associated with climate change. Additional information can be found in our sustainability reports on our website.

Board Leadership Structure

Current Board Leadership Structure
H. Lamar McKay Non-Executive Chair of the Board	John J. Christmann IV Chief Executive Officer
Focuses on Board and corporate governance	Focuses on management leadership and corporate strategy

Separate Roles for Board Chair and CEO

The Board does not have a formal policy regarding whether the position of chair may be filled by the Company’s Chief Executive Officer. Instead, the Board has adopted a flexible leadership structure that allows for variations depending on the circumstances and changing needs of the Company over time. The Board believes the current structure enhances corporate governance and allows each of our non-executive chair and our CEO to remain focused on their distinct roles. The Board regularly reviews all aspects of its governance profile, including the Board leadership structure, and will make changes as appropriate.

Role of the Non-Executive Chair

Consistent with good governance practices, the Board annually elects an independent director to serve as non-executive chair. Pursuant to the Company’s Corporate Governance Principles, the non-executive chair is an independent director who is elected from time to time, but not less than annually, by the affirmative vote of a majority of the independent directors.

The non-executive chair discusses management’s proposed meeting agendas with the other independent directors and reviews the approved meeting agendas with our CEO; leads the discussion with our CEO following the independent directors’ executive sessions; is available for discussions with major shareholders; and fulfills the other roles and responsibilities of the non-executive chair included in our Corporate Governance Principles.

Board Nomination Process and Refreshment

We are committed to ensuring APA has a highly engaged and skilled Board to provide valuable strategic guidance to our management team. This commitment includes extensive evaluation criteria for election and re-election of Board members, guidelines ensuring our Board members can dedicate sufficient time to the needs of the Board, and a focus on refreshment of the Board to continue to bring in new perspectives, skills, and experiences.

Evaluation Criteria for Board Members

The CRG&N Committee considers the following criteria, among others, in recommending new nominees or the re-election of directors to the Company’s Board and its committees: expertise and perspective needed to govern the business and strengthen and support senior management; sound business judgment and a sufficiently broad perspective to make meaningful contributions; interest and enthusiasm in the Company and a commitment to become involved in its future; and time and energy to meet Board commitments.

All decisions to recommend the nomination of a new nominee for election to the Board or for the re-election of a director are within the sole discretion of the CRG&N Committee. The above criteria and guidelines, together with the section of the Company’s Corporate

4 APA Corporation

Governance Principles entitled “Qualifications of Board Members,” constitute the policy of the CRG&N Committee regarding the recommendation of new nominees or the re-election of directors to the Board or its committees.

Evaluation of Nominees by CRG&N Committee	Recommendation to Full Board	Recommendation to Shareholders
• CRG&N Committee identifies potential nominees for election or re-election to the Board • Evaluates their judgment, skills, and experience	• CRG&N Committee deliberates over the nominees • Makes determination of who to recommend to the full Board for election or re-election	• Full Board reviews the CRG&N Committee’s recommendations • Recommends the election of the nominees to the Company’s shareholders

Overboarding Maximums

Our Board recognizes the importance of our directors’ ability to commit significant time and energy to fulfill their responsibilities to the Company. Given the commitment needed for service on a public company’s board, a director’s service on too many other public company boards may cause the director to be “overboarded.” Therefore, our Corporate Governance Principles state that a director who also serves as the CEO of the Company or any other public company should not serve on more than one other board of a public company, in addition to the Company’s Board, and all other directors should not serve on more than three other boards of a public company, in addition to the Company’s Board.

The CRG&N Committee oversees compliance with this overboarding principle and also takes public, private, and nonprofit board service into account when evaluating director nominees for election or re-election. As of the date of this proxy statement, each director complies with our overboarding maximums.

Board and Committee Evaluations

Our Board recognizes that a thorough evaluation process is an important element of corporate governance and enhances our Board’s effectiveness. Therefore, each year, the independent non-executive chair of the Board oversees the director evaluation process to ensure that the full Board and each committee assess their performance and solicit feedback for areas of improvement. For the full Board, our non-executive chair interviews each Board member individually to solicit feedback on a wide range of performance-related matters. In turn, the chair of the CRG&N Committee interviews each Board member to solicit feedback on the non-executive chair’s performance. Each committee also conducts a thorough annual self-evaluation in the committee’s executive session. These evaluations are then shared with the full Board during the Board’s executive session.

Board Refreshment

The search process for new directors is an extensive and time intensive process involving our CRG&N Committee and the full Board. The CRG&N Committee also has the sole authority to retain any external search firms and advisors, when appropriate, to assist in the search for or evaluation of candidates, including the authority to approve fees and any other terms of retention. The Board’s commitment to spending the time and energy necessary to identify, recruit, and retain talented directors is a critical component of the Board’s responsibilities to our stakeholders.

Our newest directors bring a variety of skills and perspectives to the Board, including through financial, executive, analytical, cybersecurity, environmental, governance, and international experience. These fresh perspectives continue to help the Board fulfill its commitment to its oversight role and prudently managing the Company’s risks and strategies.

The Board also greatly benefits from our longer-serving directors, who have been renominated because of the experience and insights they bring, having overseen the Company’s strategies and actions in response to longer-term cycles within the oil and gas industry. They also provide the Board with historical insights and institutional knowledge that assist the Board in better understanding the challenges facing the Company. The Board will continue to evaluate its membership and committee assignments, in furtherance of the Company’s core value to seek top performance through continuous improvement.

Shareholder Recommendations and Nominations

Shareholders interested in making a recommendation to the CRG&N Committee for consideration of a director nominee may write to the Company’s Corporate Secretary at our principal executive offices. Shareholder recommendations are then forwarded to the CRG&N Committee for consideration. Additionally, shareholders may review the requirements under the section entitled Future Shareholder Proposals and Director Nominations for the requirements and deadlines to include a director nomination in next year’s proxy statement or for presentation directly at next year’s meeting.

2026 Proxy Statement 5

Director Independence

During the first two months of 2026, the Board evaluated all business and charitable relationships between the Company and the Company’s non-employee directors (all directors other than Mr. Christmann) and all other relevant facts and circumstances. As a result of this evaluation, the Board determined, as required by the Company’s Corporate Governance Principles, that each non-employee director is an independent director as defined by the standards for director independence established by applicable laws, rules, and listing standards, including the standards for independent directors established by Nasdaq and the SEC. As such, each standing committee of the Board is comprised exclusively of independent directors.

The Company’s Corporate Governance Principles require that the independent directors meet in executive session at least twice each year; in 2025, they met six times in executive session. These executive sessions are chaired by our independent, non-executive chair.

Non-Discrimination

Company policy precludes directors and employees from discriminating against any protected group. As such, all director candidates are evaluated, and the decision of whether to nominate a particular candidate is made, based solely on Company- and work-related factors. The Board is committed to recruiting and appointing a talented and highly capable membership.

Pledging and Hedging Policies

The Company has a pledging policy that prohibits non-employee directors and executive officers from holding APA securities in a margin account or pledging any APA securities as collateral for a loan. The Company also has a hedging policy that prohibits non-employee directors and executive officers from entering into any hedge or other transaction (such as puts, calls, options, or other derivative securities) in APA securities that has the effect of limiting the risk of ownership of APA common stock or stock options. As of the date of this proxy statement, each non-employee director and executive officer complies with the Company’s pledging and hedging policies. The Company does not have pledging or hedging policies applicable to employees who are not executive officers.

Insider Trading Policy

The Company has an insider trading policy regarding the purchase, sale, or other dispositions of the Company’s securities by officers, directors, and employees of the Company and its subsidiaries and affiliates, along with other covered persons, that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations and any listing standards applicable to the Company. A copy of the policy was filed as an exhibit to our most recent Annual Report on Form 10-K. The policy sets forth the basic principles of the types of insider trading transactions prohibited by U.S. securities laws, reminds individuals that civil and criminal penalties may result from violations, and includes examples of the types of information that could constitute material, nonpublic information.

The policy includes requirements for managers to carefully supervise any subordinates who routinely have access to material, nonpublic information, describes the standard quarterly blackout periods, and addresses the process by which the Company may implement special blackout periods to restrict trading. It also addresses exceptions to the policy, such as transactions under Company plans and transactions under an effective trading plan that complies with applicable securities laws and regulations. Additionally, the Company’s Code of Conduct contains a summary of the key concepts from the Company’s insider trading policy.

The Company’s Office of the Corporate Secretary is responsible for administering the policy, responding to questions about the policy, and approving applicable preclearance requests. While the Company itself is not subject to the insider trading policy, it is the Company’s long-standing policy that it will not engage in transactions in the Company’s securities while in possession of material nonpublic information regarding the Company or the Company’s securities.

Management Succession Planning and Leadership Development

We are committed to ensuring we have talented and high-performing individuals leading the Company at all levels, from field leaders to executive officers. The retention and continued development of these leaders is a key priority for the Company. In addition, the Company is focused on leadership succession planning to ensure the identification and preparation of a strong pipeline of future leaders to execute on our long-term strategies.

The full Board has direct responsibility for overseeing the succession plan for our CEO, including the approval and maintenance of a succession plan, based on recommendations of the MD&C Committee. Additionally, the MD&C Committee is responsible for reviewing and discussing with management the succession planning for other members of our management team. Having a clear and defined succession planning process helps keep our current and future leaders more engaged and dedicated to the success of the Company.

6 APA Corporation

Shareholder Engagement Program and Feedback

The Company’s approach to engagement with stakeholders on a year-round basis continues to be a core focus of our Board and executive management. This helps ensure we are addressing issues critical to the Company’s long-term success.

May to July	August to October	November to January	February to April
Review and summarize feedback from the annual meeting and identify potential areas of concern	Meet with shareholders and consider issues raised	Continue meeting with shareholders, adjust meeting content, and identify any other areas of concern	Complete shareholder meetings, review feedback, and consider modification of policies and plans

The feedback received through these engagement programs has been instrumental in guiding the Board’s and the Company’s strategic decision making for operational, risk, and compensation decisions.

Sustainable Operations

We focus our corporate and environmental stewardship efforts in areas that are core to our business, important to our stakeholders, and where we can make an impact:

Focus Area	Vision
AIR	We are committed to helping address the challenge of reducing emissions while responsibly producing reliable, secure, affordable energy.
WATER	Water is a key component of our oil and gas operations, and we seek to use it responsibly by recognizing and balancing environmental, social, and operational water needs
COMMUNITIES + PEOPLE	We are a community partner focused on protecting the safety and health of our employees, local populations, and the environment.

Communicating with Our Board

Shareholders and other interested parties may communicate with the independent directors of our Board by mailing their communications to APA Corporation, Attn: Corporate Secretary, 2000 W. Sam Houston Pkwy. S., Suite 200, Houston, Texas 77042. The Company’s Corporate Secretary will forward relevant communications to the independent directors.

Please also see our Code of Conduct and the document titled “Procedures for the Submission of Complaints and Concerns Regarding Accounting, Internal Accounting Controls, or Auditing Matters” available on our website to report concerns about accounting or auditing matters and any actual or suspected violations of law or our Code of Conduct.

2026 Proxy Statement 7

PROPOSAL 1: ELECTION OF DIRECTORS

The terms of our current directors expire at the annual meeting. The individuals below were recommended by the CRG&N Committee and nominated by the Board for election by the shareholders to a one-year term. If elected, all nominees will serve beginning upon their election until their respective successors have been duly elected and qualified at the next annual meeting of shareholders, unless earlier due to death, resignation, disqualification, or removal. Unless otherwise instructed, all proxies will be voted in favor of these nominees. If one or more of the nominees is unwilling or unable to serve, the proxies will be voted only for the remaining named nominees. The Board knows of no nominee for director who is unwilling or unable to serve if elected. Proxies cannot be voted for more than ten nominees.

Summary Information About Our Nominees

Skills / Attributes	Bay	Christmann	Ellis	Fisher	Hooper	Joung	McKay	Ragauss	Stover	Weaving
Independent	●		●	●	●	●	●	●	●	●
Years on Board	12	11	7	2	4	15	5	11	4	2
Age	70	59	67	64	68	65	67	68	68	49
Gender	F	M	F	M	M	M	M	M	M	F
Ethnic Minority					●	●
Military Veteran					●
Other Public Company Boards			1		2	1	1	1		1
Industry Experience: Exploration and production experience is critical to oversight of APA’s core operations	●	●		●		●	●	●	●	●
Global Experience: International expertise supports APA’s global footprint, which includes the United States, Egypt’s Western Desert, the United Kingdom’s North Sea, and Suriname	●	●	●	●	●	●	●	●	●	●

Financial Reporting/Accounting/M&A: Familiarity with executing transactions and financial reporting matters helps APA focus on delivering long-term, full cycle returns through effective capital allocation and contributes to audit and reporting oversight

		●	●	●		●	●	●	●	●
Risk Management/Compliance: Experience in managing risk and compliance allows the full Board and specific committees to meet their stated oversight responsibilities	●	●	●	●	●	●	●	●	●	●
Environmental: This oversight experience supports APA’s commitment to environmental stewardship	●	●		●			●		●	●
Human Capital Management: With a significant number of employees worldwide, experience in engaging, developing, and retaining talent is key to APA’s long-term success	●	●	●		●		●	●	●
Corporate Governance/Ethics: Understanding of corporate governance trends and best practices allows APA to continue meeting and exceeding the evolving expectations of our stakeholders	●	●	●	●	●	●	●	●	●	●
Executive/Senior Leadership: Senior leadership expertise allows our Board to provide effective oversight of and support to our management team across a variety of challenging and complex matters	●	CEO	●	CFO	●	●	●	CFO	CFO	CFO

Engineering/Tech/Cybersecurity: Engineering and technology expertise encourages APA to take a differentiated approach to exploration and production, while cybersecurity expertise helps to protect these efforts

		●		●	●	●	●	●	●
Operations: Operational expertise supports our relentless focus on costs and performance excellence, which allows APA to deliver top tier returns to our shareholders	●	●		●			●	●	●

8 APA Corporation

Nominees for Election as Directors

Director Since: May 2014 APA Committees: – CRG&N, Chair – MD&C Other Public Company Boards: – None

ANNELL R. BAY

Reasons for Nomination to Our Board

•
With her extensive experience in the global oil and gas industry, Ms. Bay brings critical expertise and oversight of the Company’s strategic exploration and operations projects around the world.
•
Ms. Bay’s relationships with some of the world’s top academic and industry-focused institutions provide APA with rare insight into the latest scientific developments, allowing us to maintain our competitive advantage.
•
As a prior member of public company boards in two countries with vastly different governance regulatory regimes, Ms. Bay brings unique governance perspective and understanding of best practices to the Board.
•
Having served as Chair of our CRG&N Committee and a member of our MD&C Committee, Ms. Bay has been a driving force behind APA’s approach to sustainability leadership and engagement.

Additional Leadership Experience, Service, and Qualifications

•
Advisory board member, Jackson School of Geosciences, University of Texas at Austin
•
Trustee, Trinity University
•
NACD-sponsored CERT Certificate in Cyber-Risk Oversight from Carnegie Mellon University’s Software Engineering Institute
•
Former board member of Verisk Analytics, Inc. and Hunting PLC

Career Highlights

Marathon Oil Corporation, 2008-2014

•
Vice President, Global Exploration
•
Senior Vice President, Exploration

Shell Exploration and Production Company, 2004-2008

•
Vice President, Americas Exploration

Kerr-McGee Oil and Gas Corporation (and Oryx Energy prior to merger), 1988-2004

•
Vice President, Worldwide Exploration
•
Vice President, North America Exploration

Chief Executive Officer Director Since: January 2015 APA Committees: – None Other Public Company Boards: – None

JOHN J. CHRISTMANN IV

Reasons for Nomination to Our Board

•
With more than three decades in the oil and gas industry, including more than 28 years at the Company leading both operational and staff functions and most recently serving as CEO, Mr. Christmann has the proficiency and depth to manage and operate a large-scale oil and gas exploration and production company.
•
Mr. Christmann’s extensive experience in the oil and gas industry has provided him with an in-depth understanding of successful execution and operational management in the field, an appreciation and talent for value-added M&A activity, and the expertise to oversee the strategic direction of a large, publicly traded company.
•
His experience, coupled with his thorough knowledge and understanding of the Company’s assets and unique operations, complement Mr. Christmann’s management strengths and enable him to lead the Company through the complexities of day-to-day operations as well as the macroeconomic impact of commodity prices.

Additional Leadership Experience, Service, and Qualifications

•
Board of Visitors, University of Texas MD Anderson Cancer Center
•
Advisory Board Member, Maguire Energy Institute, SMU Cox School of Business
•
NACD-sponsored CERT Certificate in Cyber-Risk Oversight from Carnegie Mellon University’s Software Engineering Institute

Career Highlights

APA Corporation, 1997-present

•
Chief Executive Officer, 2024-present
•
Chief Executive Officer and President, 2015-2023
•
Executive Vice President and Chief Operating Officer, North America
•
Region Vice President, Permian Region
•
Vice President, Business Development
•
Production Manager, Gulf Coast Region

2026 Proxy Statement 9

Director Since: May 2019 APA Committees: – CRG&N – MD&C, Chair Other Public Company Boards: – Donnelley Financial Solutions, Inc.

JULIET S. ELLIS

Reasons for Nomination to Our Board

•
Ms. Ellis’s extensive experience over three decades in portfolio management, strategy, and risk oversight has helped guide APA toward fulfilling our commitments to maintain a disciplined financial approach and leverage our diversified portfolio of assets.
•
Ms. Ellis’s deep expertise within the institutional investor community provides her with a unique ability to represent our shareholders and allows the Board to keep apprised of their emerging areas of interest.
•
As our MD&C Chair, Ms. Ellis has been instrumental in leading a number of enhancements made to our executive compensation practices in an effort to align with our shareholders’ expectations.

Additional Leadership Experience, Service, and Qualifications

•
Board of Directors, Houston Methodist Hospital system
•
Member, Women Corporate Directors
•
Chartered Financial Analyst (CFA)
•
NACD-sponsored CERT Certificate in Cyber-Risk Oversight from Carnegie Mellon University’s Software Engineering Institute

Career Highlights

Invesco, 2004-2019

•
Managing Director, Senior Portfolio Manager
•
Chief Investment Officer, U.S. Growth Equities Investment Management Unit
•
Senior Portfolio Manager, Small Cap Growth Fund and Small Cap Equity Fund

JPMorgan Chase & Co. (and Fleming Asset Management prior to acquisition), 1987-2004

•
Senior Portfolio Manager
•
Managing Director
•
Equity Analyst

Director Since: October 2024 APA Committees: – Audit, Chair – Cybersecurity Other Public Company Boards: – None

KENNETH M. FISHER

Reasons for Nomination to Our Board

•
Mr. Fisher brings with him extensive financial and leadership experience across the oil and gas value chain.
•
Mr. Fisher’s experience on public company boards and as the chair of the audit committee at ChampionX prior to its acquisition by SLB enhances the board’s risk management practices and provides insight into emerging best practices.

Additional Leadership Experience, Service, and Qualifications

•
Former board member and chair of the Audit Committee for ChampionX
•
Former chair of the board of directors of Noble Midstream Partners
•
NACD-sponsored CERT Certificate in Cyber-Risk Oversight from Carnegie Mellon University’s Software Engineering Institute

Career Highlights

ChampionX, 2021-2025

•
Executive Vice President and Chief Financial Officer

Noble Energy, Inc., 2009-2020

•
Executive Vice President and Chief Financial Officer
•
Senior Vice President and Chief Financial Officer

Shell plc, 2002-2009

•
Executive Vice President, Finance, for Upstream Americas
•
Group Director of Strategy and Business Development
•
Executive Vice President, Strategy and Portfolio for the Global Downstream Business
•
Chief Financial Officer for Shell Oil Products U.S.

10 APA Corporation

Director Since: February 2022 APA Committees: – Cybersecurity, Chair – MD&C Other Public Company Boards: – General Dynamics Corporation – UL Solutions Inc.

Lt. Gen. CHARLES W. HOOPER (U.S. Army, Retired)

Reasons for Nomination to Our Board

•
Lt. Gen. Hooper’s extensive experience with executive and analytical roles, foreign relations, cybersecurity, and international assignments, including service in Egypt, which is an area of significant operations for the Company, brings valuable perspectives that are critical to our Board’s ability to oversee our international portfolio development strategy.
•
His service spanning more than four decades in the U.S. Army has translated to many valuable learnings for our Board, particularly in regard to risk management and critical decision making, as well as navigating the ongoing macroeconomic and geopolitical challenges that APA faces around the world.
•
Lt. Gen. Hooper has vast management experience. In his role as the U.S. Department of Defense expert on security assistance funding and U.S. foreign military sales, he had oversight of 20,000 people globally and over $50 billion in annual weapons sales. This experience brings a valuable perspective on managerial oversight to our Board.

Additional Leadership Experience, Service, and Qualifications

•
Member, Council on Foreign Relations
•
Nonresident Scholar, Atlantic Council; Harvard University Belfer Center
•
NACD-sponsored CERT Certificate in Cyber-Risk Oversight from Carnegie Mellon University’s Software Engineering Institute
•
Additional Board Memberships: Two Six Technologies, Inc.; Civilian Marksmanship Program

Career Highlights

The Cohen Group, 2020-present

•
Senior Counselor

U.S. Army, 1979-2020

•
Director of the Defense Security Cooperation Agency
•
Chief of the Office of Military Cooperation, U.S. Embassy, Cairo, Egypt
•
Command and Staff Assignments, 25th Infantry and 82nd Airborne Divisions
•
U.S. Defense Attaché to the People’s Republic of China
•
Chief Strategist and Planner, U.S. Africa Command

Director Since: February 2011 APA Committees: – Audit – Cybersecurity Other Public Company Boards: – South Bow Corporation

CHANSOO JOUNG

Reasons for Nomination to Our Board

•
Mr. Joung has spent the majority of his career in the finance industry working with energy companies. Through his experiences in private equity and as an investment banker, Mr. Joung has gained a rare level of expertise with energy companies, the energy industry, and energy-related capital markets and M&A activity, which greatly enhances the business and strategy capabilities of the Board. He additionally has developed skills in the identification, assessment, and management of risk.
•
During his time at Warburg Pincus, Mr. Joung was responsible for a number of the firm’s investments across conventional energy, including E&P, gas gathering and transportation, and electricity generation. He also coordinated the firm’s renewables activities, including wind, solar, biofuels, and grid storage, which have translated to valuable learnings for the Board as we continue to drive APA’s environmental initiatives forward.
•
Mr. Joung is deeply passionate about our Company’s recruiting efforts and has specific expertise in diverse recruitment and development, which has been instrumental in the Board’s oversight of the Company’s workforce and D&I initiatives.

Additional Leadership Experience, Service, and Qualifications

•
Former Director, Targa Resources Partners/Targa Corporation and Magellan Midstream Partners, L.P.
•
NACD-sponsored CERT Certificate in Cyber-Risk Oversight from Carnegie Mellon University’s Software Engineering Institute

Career Highlights

Warburg Pincus, 2005-2015

•
Partner
•
Senior Advisor

Goldman Sachs, 1987-2004

•
Head, Americas Natural Resources Group, Investment Banking Division
•
Co-Head, Recruiting, Investment Banking Division
•
Co-Head, Women’s and Diversity Recruitment and Development, Investment Banking Division

2026 Proxy Statement 11

Non-Executive Chair of the Board since September 1, 2022 Director Since: February 2021 APA Committees: – None Other Public Company Boards: – CRH plc

H. LAMAR MCKAY

Reasons for Nomination to Our Board

•
Mr. McKay spent his entire career at a major international oil and gas company. His extensive experience and global perspective assist the Board in the assessment and management of risks faced by natural gas and oil companies.
•
Mr. McKay’s deep level of industry expertise has been critical to the Board’s ability to oversee APA’s complex capital investment and portfolio-related initiatives, including safe and on-budget maintenance turnarounds, modernization efforts, advancement of exploration and appraisal programs, and streamlining of portfolio assets.
•
His experience as Chair of our Board includes time spent working closely with the rest of the Board, the management team, and our stakeholders. In particular, he is heavily involved in APA’s shareholder engagement and sustainability efforts.

Additional Qualifications

•
NACD-sponsored CERT Certificate in Cyber-Risk Oversight from Carnegie Mellon University’s Software Engineering Institute

Career Highlights

BP p.l.c. (and Amoco prior to acquisition), 1980-2020

•
Chief Transition Officer
•
Deputy Chief Executive Officer
•
Chief Executive, Worldwide Upstream Business
•
Chair and President, BP America
•
Executive Vice President
•
Head of Strategy

Director Since: December 2014 APA Committees: – Audit – Cybersecurity Other Public Company Boards: – The Williams Companies, Inc.

PETER A. RAGAUSS

Reasons for Nomination to Our Board

•
Mr. Ragauss brings a wealth of accounting, financial, and executive experience to the Board, having held senior positions, including as chief executive officer, chief financial officer, controller, and vice president of finance. His wide and varied experiences in the oil and gas industry, including in the area of finance, have provided him with unique understanding and insight concerning the risks faced by oil and gas companies.
•
His board service at The Williams Companies, whose core business is natural gas gathering, processing, and transportation, has provided valuable learnings to our Board regarding APA’s strategic initiatives as well as corporate governance best practices.

Additional Qualifications

•
NACD-sponsored CERT Certificate in Cyber-Risk Oversight from Carnegie Mellon University’s Software Engineering Institute

Career Highlights

Baker Hughes, 2006-2014

•
Senior Vice President and Chief Financial Officer

BP p.l.c. (and Amoco prior to acquisition), 1998-2006

•
Controller, Refining and Marketing
•
Chief Executive Officer, Air BP
•
Assistant to Group Chief Executive, BP Amoco
•
Vice President of Finance and Portfolio Management, Amoco Energy International

El Paso Energy International, 1996-1998

•
Vice President, Finance

Tenneco Inc., 1993-1996

•
Various positions

Kidder, Peabody & Co, 1987-1993

•
Various positions

12 APA Corporation

Director Since: February 2022 APA Committees: – Cybersecurity – MD&C Other Public Company Boards: – None

DAVID L. STOVER

Reasons for Nomination to Our Board

•
Mr. Stover’s experience as the board chair and chief executive officer at an international oil and gas company and his career working in diverse roles in the industry further enhances the Board’s ability to continue fulfilling its critical oversight role across APA’s complex operations.
•
Mr. Stover’s experience working with significant exploration success and offshore operations in the Eastern Mediterranean, West Africa, and Gulf of Mexico, together with his extensive onshore unconventional experience, including in the Permian Basin, also brings key insights to our Board for developing and bringing online large-scale discoveries.

Additional Qualifications

•
NACD-sponsored CERT Certificate in Cyber-Risk Oversight from Carnegie Mellon University’s Software Engineering Institute

Career Highlights

Noble Energy, Inc., 2002-2020

•
Board Chair and Chief Executive Officer
•
President and Chief Operating Officer
•
Executive positions in business development and operations

BP p.l.c., 2000-2002

•
Vice President and Business Unit Leader, Gulf of Mexico Shelf, BP America

Vastar Resources, Inc., 1994-2000

•
Various onshore and offshore management positions

ARCO Oil and Gas Company, 1979-1994

•
Positions in engineering, operations, and management

Director Since: April 2024 APA Committees: – Audit – CRG&N Other Public Company Boards: – Sempra

ANYA WEAVING

Reasons for Nomination to Our Board

•
Ms. Weaving has spent the majority of her career in the investment banking industry advising companies on strategy, mergers and acquisitions and capital markets transactions. Her extensive experience working on and in the oil and gas industry, as well as broad international experience, brings additional critical skills and insights to the Board.
•
Ms. Weaving’s experience advising large cap energy companies on strategic transactions helps the Board in its role evaluating the Company’s asset portfolio and future transactions, and her previous service as a chief financial officer enhances the Board’s financial acumen and insights.

Additional Leadership Experience, Service, and Qualifications

•
Board Trustee, the Musical Arts Association, non-profit organization that oversees the Cleveland Orchestra
•
NACD-sponsored CERT Certificate in Cyber-Risk Oversight from Carnegie Mellon University’s Software Engineering Institute

Career Highlights

Bank of America Merrill Lynch, 2017-2022

•
Vice Chair, Global Natural Resources, Investment Banking
•
Managing Director, Global Natural Resources, Investment Banking

SOCO International plc (renamed Pharos Energy plc), 2014-2015

•
Chief Financial Officer

Bank of America Merrill Lynch, 2005-2014

•
Head of European Oil and Gas M&A
•
Managing Director, Mergers & Acquisitions

UBS, 2002-2005

•
Associate Director, European Leisure team
•
Equity Analyst

The Board recommends that you vote FOR the election of each of the nominees as directors.

2026 Proxy Statement 13

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Biographical information, as of the date of this proxy statement, for the executive officers of the Company is set forth below.

JOHN J. CHRISTMANN IV, 59 Chief Executive Officer Mr. Christmann’s biographical information is set forth above under the heading Nominees for Election as Directors.

TRACEY K. HENDERSON, 59

Executive Vice President, Exploration

Ms. Henderson was appointed executive vice president of Exploration in January 2023, having previously been senior vice president of Exploration since April 2021. Prior to joining the Company, Ms. Henderson served as chief exploration officer at Kosmos Energy since February 2019, having previously served as their senior vice president of Exploration since January 2017. Prior to her roles in exploration leadership at Kosmos, she also served in a variety of business and geophysical roles of increasing responsibility. Prior to joining Kosmos, Ms. Henderson served in geophysicist roles at Nexen Petroleum, Hess, and Triton Energy.

MARK D. MADDOX, 59

Executive Vice President, Administration

Mr. Maddox has served as executive vice president of Administration since January 2023, having previously been senior vice president of Administration since April 2020. Previously, Mr. Maddox served as senior vice president of Supply Chain and chief information officer since June 2019, and vice president and chief information officer since January 2017. He joined the Company in June 2015 as vice president of Information Technology. Prior to joining the Company, Mr. Maddox worked at Ernst & Young LLP, where he was a principal of Oil & Gas Advisory Services since February 2014, and at Deloitte LLP from 2010 to 2014 as director of Energy and Resources. He also held various roles of increasing responsibility at SAP America from 1998 to 2009, having begun his career at Tenneco Energy in 1989, where he held positions in accounting, operations, and information technology.

STEPHEN J. RINEY, 65

President

Mr. Riney was appointed president in May 2025, having previously served as president and chief financial officer since January 2024, executive vice president since February 2015, and chief financial officer since March 2015. Prior to joining the Company, Mr. Riney served as chief financial officer for BP Exploration and Production from July 2012 to January 2015, overseeing all accounting, business development, planning, and commercial operations for the upstream segment, and served as global head of mergers and acquisitions for BP p.l.c. from January 2007 to June 2012. He also held several management positions in treasury and within the upstream segment, including in finance, operations, and planning. Prior to its merger with BP, Mr. Riney spent eight years with Amoco Corporation in various roles in upstream finance, petrochemicals mergers and acquisitions, corporate planning, and downstream marketing.

BEN C. RODGERS, 46

Executive Vice President and Chief Financial Officer

Mr. Rodgers was appointed executive vice president and chief financial officer in May 2025, having previously served as senior vice president of Finance and treasurer since April 2024 and senior vice president, treasurer, and Midstream and Marketing since January 2020. Prior to that, he served as vice president and treasurer since May 2018. Mr. Rodgers joined the Company from EIG Global Energy Partners, where he served as senior vice president and led an investment team focusing on originating and managing oil and gas debt and equity investments in North America. Before that he was with Concho Resources serving in a variety of leadership roles, including vice president of commodities and midstream and vice president and treasurer. He also held the role of vice president, syndicated and leveraged finance, in the Investment Banking Division of J.P. Morgan Securities. Before that, he was a senior consultant in the Advisory Services group at Ernst & Young.

KIMBERLY O. WARNICA, 52

Executive Vice President, Chief Legal Officer, and Corporate Secretary

Ms. Warnica was appointed executive vice president and chief legal officer in January 2025 and corporate secretary in August 2025. Prior to joining the Company, Ms. Warnica served as executive vice president and general counsel of Marathon Oil since March 2022, having previously served as senior vice president and general counsel since January 2021. Additionally, Ms. Warnica was appointed secretary of Marathon Oil in March 2021. Prior to joining Marathon Oil, she was executive vice president, general counsel, chief compliance officer, and secretary at Alta Mesa Resources, Inc. (an exploration and production and midstream company), since 2018. Prior to Alta Mesa, Ms. Warnica served in several positions in the Marathon Oil legal department from 2016 to 2018, including assistant general counsel and assistant secretary. Prior to Marathon Oil, Ms. Warnica served as assistant general counsel and assistant secretary at Freeport-McMoRan Oil & Gas (formerly Plains Exploration and Production Company, an oil and gas production company). She started her career at what is now Hunton Andrews Kurth LLP.

14 APA Corporation

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis (CD&A)

The Company’s executive compensation program and practices are underpinned by APA’s:

Purpose	Vision	Strategy
meet the growing demand for energy in a cleaner and more sustainable way	contribute to human progress by responsibly helping meet the world’s oil and gas needs	focus on creating sustainable free cash flow by prioritizing long-term returns over growth

About Our CD&A

This CD&A explains our executive compensation program for our named executive officers (NEOs) serving at the end of 2025. It also outlines the MD&C Committee’s process for making pay decisions and the rationale behind specific actions taken during 2025.

Central to these decisions remains the Board’s commitment to maintaining an open dialogue with shareholders, a practice the MD&C Committee has long upheld through regular engagement with the investor community—to discuss business topics, seek feedback on our performance, and review other matters, such as executive compensation. In 2025, we continued to prioritize meaningful engagement with our investors to ensure our executive compensation program reflects their perspectives, aligns with their expectations, and supports long-term value creation. During these discussions, shareholders:

Reaffirmed their support for APA’s pay-for-performance philosophy and the alignment between capital discipline, shareholder returns, and our approach to incentives.

Continued to endorse our focus on relative Total Shareholder Return (TSR) for long-term incentives, noting the increased weighting in the performance award mix, and reinforcing support for capping payouts when absolute TSR is negative and requiring above-median TSR performance to earn a target payout.

Appreciated the enhanced clarity of our disclosures, noting that our CD&A provides “best-in-class” readability and transparent insights into our approach to incentives, peer selection, and our commitment to strong pay-for-performance alignment.

This feedback, together with 84% support for our most recent say-on-pay proposal, reflects investors’ confidence in the Board’s ongoing commitment to transparency, alignment, and accountability. Reflecting this principle, this year’s CD&A continues to feature a Q&A with Juliet S. Ellis, the chair of our MD&C Committee, offering a direct view into the MD&C Committee’s deliberations and decision-making process to help ensure shareholders have the information needed to understand our executive compensation strategy and support our decisions.

Our Shareholder Outreach Efforts
We reached out directly to shareholders representing approximately 68% of shares outstanding, including the Company’s top 10 largest shareholders	We held engagement meetings with shareholders representing approximately 41% of shares outstanding*	Board members met with 92% of the shares represented at the engagement meetings

* We were told no meeting was necessary this year from approximately 13% of shares outstanding, and we received no response to our engagement requests from approximately 13% of shares outstanding.

2025 NEOs

John J. Christmann IV Chief Executive Officer	Stephen J. Riney President	Ben C. Rodgers Executive Vice President and Chief Financial Officer	Tracey K. Henderson Executive Vice President, Exploration	Kimberly O. Warnica Executive Vice President, Chief Legal Officer, and Corporate Secretary

Additionally, D. Clay Bretches, former Executive Vice President, Operations, is an NEO for fiscal year 2025. He was terminated without cause effective June 4, 2025. Additional details are provided in the Potential Payments upon Termination or Change in Control table.

2026 Proxy Statement 15

Executive Summary

2025 Performance Highlights

In 2025, APA delivered strong operational and financial performance in a lower and more volatile oil price environment. Commodity prices remained below recent historical levels, underscoring the importance of disciplined capital allocation, cost efficiency, and financial flexibility. Against this backdrop, management executed with focus and consistency, meeting or exceeding key performance objectives while continuing to advance the Company’s long-term strategic priorities.

Management’s execution translated into meaningful progress across APA’s operating and financial profile. The Company accelerated cost and efficiency initiatives, actively optimized its portfolio in response to market conditions, and demonstrated flexibility across its global asset base. Strategic shifts in activity, continued operational improvements, and sustained focus on long-term value creation positioned APA to perform through the cycle and strengthen its foundation for the future.

Focus Area	Key Achievements in 2025

•
Cash Flow and Shareholder Returns: Generated $1,534 million of Free Cash Flow(1), which exceeded the maximum of the goal range, and returned $640 million to shareholders through dividends and share buybacks
•
Accelerated Cost Reduction: Captured approximately $300 million of realized controllable spend savings in 2025 and reached a $350 million year-end run-rate—two years earlier than originally planned—strengthening margins and Free Cash Flow durability
•
Balance Sheet Strengthening: Reduced net debt(2) by approximately $1.4 billion and established a $3.0 billion net debt target, enhancing financial flexibility
•
Capital Structure Optimization: Completed a bond restructuring to move approximately 80% of legacy Apache bond debt to APA, further simplifying our capital structure and improving financial optionality
•
Market Recognition of Execution: APA shares significantly outperformed U.S. exploration and production peers during 2025, reflecting confidence in the Company’s strategy and execution

•
Permian Basin Advancement: Improved the quality of the Permian business and expanded gross operated inventory to approximately 1,700 locations through cost structure improvements, portfolio actions, and a refined development approach; reduced per-foot drilling and completion costs by 30% vs 2024
•
Portfolio High-Grading: Executed the New Mexico asset divestiture for approximately $570 million, further streamlining the portfolio and sharpening focus on core assets
•
Egypt Gas Transformation: Successfully shifted development activity toward gas in response to the lower oil price environment and executed gas price agreement, rapidly bringing new production online, improving infrastructure capability, and expanding gas-weighted inventory
•
Egypt Financial Normalization: Eliminated past-due receivable balances and enabled the largest annual partner distribution in the asset’s history, supported by improved gas performance and cash flow generation
•
Alaska Progress: Exploration and appraisal planning following the Sockeye-2 discovery, while continuing to mature a broader exploration portfolio
•
North Sea Late-Life Management: Continued to optimize late-life operations and advance decommissioning planning, emphasizing cost efficiency, safety, and long-term value

•
Safety Performance: Achieved the lowest Company Total Recordable Incident Rate (TRIR) in history at 0.13, representing an 18% year-over-year improvement, with zero severe injuries globally—a first for the Company
•
Environmental Progress: Reduced Permian flaring intensity to 0.84%, a 31% improvement compared to 2024, and achieved Oil and Gas Methane Partnership (OGMP) 2.0 Gold Standard Pathway Recognition for the second consecutive year
•
Greenhouse Gas (GHG) and Methane Emissions Reduction: Continued to advance long-term GHG and methane reduction targets through projects focused on intensity improvements and methane mitigation initiatives, including pneumatic device conversions
•
Community Environmental Stewardship: The Apache Tree Grant Program reached a significant milestone, surpassing its 5 millionth tree and advancing long-standing reforestation and community partnership efforts; additionally, the Company completed year two of a three-year study with the Borderlands Research Institute evaluating biodiversity and site reclamation practices, with a comprehensive report expected to be released in 2026

Further details regarding our sustainability approach can be found on the Sustainability portion of our website.

(1)
Free Cash Flow for goal metrics is defined as cash flows from operations before changes in operating assets and liabilities, less upstream capital, leasehold, capitalized interest, and decommissioning spend. It is then adjusted to add back impacts from stock compensation, Transaction, Reorganization, and Separation (TRS) expense, and Gulf of America decommissioning spend. The final result is then adjusted for sales and acquisitions, as well as timing of Suriname development spend.
(2)
Refer to the Non-GAAP Financial Measures section in this proxy statement for a reconciliation of this non-GAAP financial measure.

16 APA Corporation

2025 Compensation Highlights

Our program has three primary elements: base salary, annual incentives, and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on long-term sustainable shareholder value creation. Below are key highlights of the executive compensation decisions the MD&C Committee made for fiscal year 2025 related to the NEOs:

Element	Key Decisions
Base Salaries	• Kept NEO base salaries flat in 2025
Annual Incentives
•
Increased the weighting on objective, formula-based results from 80% to 90%, while maintaining a dedicated strategic component to recognize progress on initiatives that materially improve the Company’s long-term outlook
•
Refined the corporate performance scorecard to improve transparency, strengthen accountability, and align incentives more directly with key value drivers (please see Key Changes for 2025 and Insights from Juliet S. Ellis, MD&C Committee Chair below for more information)
•
Kept NEO target annual incentive award opportunities unchanged from 2024
•
Approved actual annual incentive awards—based on performance—ranging from 189.8% to 200% of target

Long-Term Incentives
•
Granted 2025 awards with a mix of 60% performance awards, 20% stock options, and 20% time-based RSUs (please see Key Changes for 2025 below for more information)
•
Kept NEO target long-term incentive award opportunities unchanged from 2024
•
Awarded performance awards from the 2023 grant at 120% of target, with 50% vested in 2026, and the remaining 50% set to vest in 2027

Key Changes for 2025

Annual Incentives

To enhance accountability and emphasize objective performance outcomes, the MD&C Committee increased the weighting on quantitative metrics from 80% to 90%, while maintaining a dedicated strategic component to recognize progress on initiatives that materially improve the Company’s long-term outlook.

Financial / Operational 70%	EH&S 20%	Strategic 10%
90% Quantitative Metrics

For 2025, the MD&C Committee also approved refinements to the corporate performance scorecard for annual incentives to improve transparency, further strengthen accountability, and align more directly with key value drivers. From 2021 through 2024, the scorecard used a more complex measure of costs, which captured broad spending efficiency but limited visibility into specific cost drivers. Following a comprehensive benchmarking review, the MD&C Committee saw an opportunity to enhance focus by expanding and disaggregating costs into distinct Development Capital Expenditures, Lifting + Workover Costs, and Gross Department Costs metrics. This change provides clearer accountability for each cost category and allows for more targeted management of spending across the business.

Importantly, breaking costs into separate metrics gives employees clearer line of sight to how they can directly impact performance. Field employees can focus on managing Lifting + Workover Costs, support functions on Gross Department Costs, and asset teams on capital efficiency, each with a specific and measurable role in driving results. This greater clarity supports stronger engagement, day-to-day ownership, and a shared commitment to improving Free Cash Flow per share. The 2025 scorecard also reintroduces Net Production (MBOE/D) as a standalone measure to ensure balance between cost discipline and operational execution. By including safety metrics alongside production and cost metrics, the framework reinforces that efficiency should not come at the expense of maintaining reliable, safe, and sustainable operations.

The MD&C Committee also simplified the scorecard by removing Profitability Index (P/I) as a standalone incentive metric. P/I remains a core tool used by management and the Board to evaluate and prioritize capital investments and is regularly discussed in Board meetings as part of capital allocation oversight. Rather than relying on P/I as a single, composite incentive measure, the refined scorecard reflects the same underlying economic principles through a set of discrete financial and operational metrics that provide clearer accountability and line of sight for participants. This approach preserves the capital efficiency discipline embedded in P/I while better aligning employee incentives with the Company’s balanced, returns-driven capital strategy and the Board’s capital allocation framework.

2026 Proxy Statement 17

For a closer look at the MD&C Committee’s rationale for the new scorecard, please see Insights from Juliet S. Ellis, MD&C Committee Chair below for more information. In addition, please see the Annual Incentive Compensation Plan section below for a full description of how annual incentives work and a detailed explanation of the 2025 corporate performance scorecard and results.

Long-Term Incentives

To better align executive decision-making with shareholder interests and strengthen the link between pay and stock performance, the MD&C Committee refined the 2025 equity mix by adding stock options, increasing the mix of performance-based long-term incentives from 60% to 80%. Unlike performance awards, which focus on specific financial goals, stock options create value only with stock price growth, increasing at-risk compensation and promoting long-term value creation. This change also reduced the proportion of time-based Restricted Stock Units (RSUs), placing greater emphasis on performance-driven rewards, as shown below:

Long-Term Incentive Award Mix

2024	Performance Awards 60%	RSUs 40%

2025	Performance Awards 60%	Stock Options 20%	RSUs 20%
80% Performance-Based

In addition, performance awards granted in 2025 will place greater emphasis on relative TSR, which will comprise the majority of the award, alongside Cash Return on Invested Capital (CROIC), as shown below. The shift from a sustainability metric to an increased TSR weighting serves two purposes: (1) it sharpens the focus on delivering long-term shareholder value by aligning award payouts with stockholder returns; and (2) reflects investor preferences for formula-based, quantitative market or financial metrics in long-term incentive plans. Importantly, the Company’s commitment to sustainability remains intact, with quantifiable Environmental, Health & Safety (EH&S) goals continuing to shape annual incentive payouts even as the long-term program shifts to a more market-aligned metric mix.

Performance Award Mix

2024	CROIC 40%	Relative TSR 40%	Sustainability 20%

2025	CROIC 40%	Relative TSR 60%

Insights from Juliet S. Ellis, MD&C Committee Chair

Juliet S. Ellis Committee Chair

Shareholder feedback is vital in shaping our executive compensation discussions.

We strive to ensure our investors understand that our decisions reflect the unique complexities and organizational priorities of APA Corporation. Factors such as the significant volatility of commodity markets, operational risks, geopolitical shifts, and resource constraints require a tailored strategy—one that drives long-term value while balancing agility and stability. Consequently, our approach to executive compensation may diverge from standard practices in more stable or growth-oriented industries, as it is tailored to better align with our business needs.

Below are insights from Juliet S. Ellis, the Chair of our MD&C Committee, based on representative questions we have received throughout our shareholder engagement activities.

1.
Why did the MD&C Committee decide that 2025 was the right time to redesign the corporate performance scorecard for annual incentives?

As we entered 2025, the MD&C Committee saw an opportunity to refine the corporate performance scorecard to better reflect APA’s operational focus and evolving cost profile. In recent years, the Company’s portfolio has become more balanced across regions and asset types, and managing costs with precision has become an even greater driver of performance. The MD&C Committee determined that this was the right time to bring more clarity and accountability to the scorecard by disaggregating costs into distinct Development Capital Expenditures, Lifting + Workover Costs, and Gross Department Costs metrics. This design provides clearer visibility into the factors that most directly impact results and allows employees across the organization to see how their decisions influence outcomes. We also reintroduced production as a standalone measure to ensure continued balance between cost discipline and reliable execution. Together, these refinements strengthen line-of-sight performance management and reinforce the MD&C Committee’s commitment to transparency and alignment with long-term shareholder value creation.

18 APA Corporation

2.
How does removing Profitability Index (P/I) from the scorecard align with APA’s ongoing commitment to capital discipline?

Removing P/I from the annual incentive scorecard does not represent a shift away from capital discipline. P/I remains a core tool used by management and the Board to evaluate and prioritize capital investments and is regularly discussed in Board meetings as part of capital allocation oversight. The economic principles reflected in P/I continue to inform capital decision-making and are inherently embedded in the design and calibration of the APA performance framework.

Rather than relying on P/I as a single, composite incentive measure, the refined corporate performance scorecard reflects the same underlying economic principles through a set of discrete financial and operational metrics that are more transparent and directly linked to execution. These measures provide clearer accountability and line of sight for participants, while collectively reinforcing disciplined capital deployment, cost management, and operational performance.

This approach preserves the capital efficiency discipline embedded in P/I while better aligning employee incentives with APA’s balanced, returns-driven capital strategy and the Board’s capital allocation framework. As a result, employees remain focused on the key drivers of value creation, and capital discipline continues to be reinforced consistently across governance, management decision-making, and incentive outcomes.

3.
What evidence has the MD&C Committee seen that the redesigned corporate performance scorecard is achieving its intended outcomes?

The MD&C Committee has seen encouraging evidence that the revised corporate performance scorecard is driving the intended outcomes across the portfolio. The disaggregation of cost metrics has improved accountability and created greater visibility into performance management at both the corporate and asset levels.

Operationally, APA maintained stable, efficient production in Egypt, and continued to execute safely and reliably across U.S. assets with fewer active rigs and lower capital spending. This reflects the balance between cost discipline and production reliability that the revised framework was designed to achieve.

Financially, APA reduced net debt* by more than $1.4 billion and reached a $350 million cost savings run-rate goal by year-end, signaling tangible progress in managing costs and optimizing capital deployment.

The MD&C Committee views these results as confirmation that the scorecard’s design is strengthening alignment between leadership priorities, operational execution, and free cash flow generation. We will continue to monitor quantitative performance and shareholder feedback to ensure the framework remains transparent, balanced, and supportive of long-term shareholder value creation.

* Refer to the Non-GAAP Financial Measures section of this proxy statement for a reconciliation of this non-GAAP financial measure.

4.
How have changes to the leadership team helped to drive performance?

Over the past two years, APA has undergone a thoughtful evolution in its leadership structure to better align capabilities with the Company’s strategic and operational priorities. These changes brought together leaders with deep experience in capital discipline, operational execution, and financial stewardship—areas that directly reflect the focus of our redesigned corporate performance scorecard. The Company’s sharpened focus under this leadership framework supports clear accountability across functions and provides a transparent framework for assessing performance and driving results. We have an extremely capable workforce at APA, and through streamlined and better-aligned leadership we are releasing those capabilities to enable rapid change and improved performance. In short, as the Company strengthened and clarified operational responsibilities, the MD&C Committee ensured that our incentive design evolved in parallel, reinforcing alignment between leadership priorities, business execution, and long-term shareholder value creation.

5.
Can you describe how the Board views alignment of CEO pay and Company performance in recent years?

Performance-based pay is a core principle of our compensation plan, and we believe the performance measures used in our incentive plans are the right ones to position APA for long-term success and create sustainable shareholder value, and we are beginning to see results in shareholder value based on our stock price performance in 2025. Given the cyclical nature and highly volatile landscape of the E&P sector, our executive compensation program is designed to keep leadership focused on executing key initiatives and driving sustainable growth and returns, positioning the Company to capitalize on opportunities and deliver value as market conditions improve. This approach balances rewarding business achievements with maintaining alignment to long-term shareholder outcomes, even during challenging periods. For example, in 2025 the Company’s share price rose nearly 6%, with the Company ranking second among thirteen oil peers in share price performance despite oil prices declining 20% over the same period.

We target total compensation opportunity at the median of our compensation peer group, with realizable pay determined by performance—executives can earn above or below their target opportunities based on actual performance results. For example, results linked to annual incentive awards have exceeded target performance levels, reflecting meaningful progress in key business areas, while the portion of long-term performance awards linked to relative TSR have generally yielded below target payouts, which is consistent with our philosophy of aligning executive compensation with shareholder returns.

As shown in the chart below, our CEO’s target total compensation opportunities (APA Target) in 2023 and 2024 were below the Peer Median Target, and his realizable pay (APA Realizable) fell below both the APA Target and Peer Median Target, demonstrating that our CEO’s realizable pay history is aligned with stock performance. In 2025, the CEO’s APA Target was again set in alignment with the Peer Median Target. Improved performance during the year, reflected in the increase in APA’s relative TSR ranking, resulted in APA

2026 Proxy Statement 19

Realizable pay exceeding target. The MD&C Committee views this outcome as a key result of the Company’s refocused corporate performance scorecard, which is designed to drive performance and align incentive outcomes with long-term shareholder value creation. Note: At the time of our proxy statement filing, we did not have 2025 pay data for our peers.

Compensation Best Practices and Policies

We believe the following practices and policies promote sound compensation governance and are in the best interests of our shareholders and executives.

What We Do		What We Don’t Do
Place a significant emphasis on performance-based, at-risk, long-term compensation	✕	Reprice underwater stock options
Extend vesting for performance awards beyond the typical three-year timeline—half (50%) vests at the end of year three and the other half (50%) at the end of year four	✕	Provide excessive perquisites
Cap our TSR payouts at target if TSR is negative and require above-median TSR performance to earn a target payout	✕	Utilize executive officer employment contracts
Double trigger change in control provisions	✕	Provide guaranteed bonuses or uncapped incentives
Maintain a robust clawback policy, and rigorous stock ownership requirements for our officers and directors	✕	Pay tax gross ups, except for standard expatriate tax equalization benefits available to all similar employees
Use an independent, external compensation consultant, and all members of the MD&C Committee are independent	✕	Allow pledging or hedging of Company securities by directors or executive officers

What Guides Our Program

APA’s Guiding Principles and Executive Compensation Philosophy

The executive compensation program is designed to keep our senior leadership team focused on executing the Company’s strategic plan, with the goal of delivering shareholder value over the long term. As such, executive compensation program decisions are grounded in the following principles:

Alignment with shareholder interests. Executives should be compensated through market-competitive pay elements based on short-term and long-term performance goals that align executive compensation with the creation of long-term value for our shareholders.

Pay for performance. A substantial portion of executives’ compensation should be linked to the achievement of pre-determined financial, operational, and other key strategic metrics with challenging performance targets that align with APA’s business strategy and long-term objectives.

Commitment to Environmental, Health, and Safety (EH&S) goals. Our program should include quantifiable EH&S goals, the achievement of which impact actual incentive award payouts. Considerable focus should be on metrics that demonstrate our commitment to worker safety and to measurable improvements in emissions reduction.

20 APA Corporation

Components of Executive Compensation

The following primary components of compensation support our executive compensation philosophy:

Component	Purpose	Key Features
Base Salary	Provide market-competitive base pay, reflective of an executive officer’s role, responsibilities, and individual performance to attract and retain top talent	● Reviewed annually based on market data, internal equity, job responsibilities, and individual performance
Annual Incentive Compensation	Focus executive officers on achieving annual financial, operational, and other key short-term strategic goals that align with APA’s business strategy and drive long-term results

● Based on the achievement of pre-determined corporate performance metrics measured against a mix of quantitative goals (weighted 90%) and qualitative goals (weighted 10%)

● Driven by challenging targets that balance financial, operational, and strategic priorities (e.g., capital discipline, cost management, reliable production delivery, EH&S) with market realities (e.g., continuously fluctuating commodity prices, geopolitical influences, operational risks, and limits of oil and gas reserves)

Long-Term Incentive Compensation	Provides incentives for executive officers to execute on longer-term financial/strategic goals that drive shareholder value creation, and supports APA’s talent retention objectives

● Performance awards (60%): earned based on the achievement of relative and absolute metrics at the end of a three-year performance period; vests 50% at the end of year three and 50% at the end of year four

● Stock options (20%): vest in three equal installments over the first three anniversaries of the grant date; 10-year term

● RSUs (20%): vest ratably over three years

Compensation Mix

The target annual total direct compensation of our CEO and the average for our other NEOs for fiscal year 2025 is shown below, illustrating that a majority of executive compensation is at risk, with 89.7% for our CEO and an average of 83.3% for our other NEOs.

At Risk
CEO	Salary 10.3%	Target Annual 14.4%	Target Long-Term 75.3%

Other NEOs (Average)	Salary 16.7%	Target Annual 17.2%	Target Long-Term 66.1%

Decision-Making Process

Executive compensation decision-making is a core responsibility of the Board, with the MD&C Committee overseeing the executive compensation program. The MD&C Committee is comprised of independent, non-employee members of the Board. Details of the MD&C Committee’s authority and responsibilities are specified in its charter.

Roles in the Executive Compensation Decision-Making Process
Full Board	MD&C Committee	Executive Management	Independent Consultant
Independent board members review, modify as needed, and approve the MD&C Committee’s recommendations for the CEO’s total compensation

Works closely with executive management and its independent consultant to monitor throughout the year the effectiveness of APA’s executive compensation program

Reviews and approves non-CEO executive compensation, including evaluating performance against corporate goals, advising on incentive plans, and administering equity-based compensation awards

CEO reviews with the MD&C Committee his compensation recommendations for the other NEOs, providing management input, transparency, and oversight

CEO does not participate in the deliberations of the MD&C Committee regarding his own compensation

MD&C Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs

The MD&C Committee engaged Pearl Meyer & Partners, LLC and determined it was independent during 2025

Pearl Meyer reports directly to the MD&C Committee and does not provide any additional services to management

2026 Proxy Statement 21

Compensation Peer Group

The MD&C Committee regularly assesses the market competitiveness of the Company’s executive compensation program based on data from a comparator peer group (called “the compensation peer group”). The MD&C Committee reviews and determines the compensation peer group’s composition on an annual basis, considering input from its independent compensation consultant and management. In its review, the MD&C Committee references publicly disclosed pay data from the compensation peer group in combination with survey data to help define the competitive market for pay opportunities. The MD&C Committee also collects data from the compensation peer group to examine competitive practices and program governance.

The compensation peer group is intended to reflect E&P companies of a similar size, scope of operations, complexity, and/or international footprint as APA. In aggregate, these characteristics help ensure that we set annual target total compensation levels relative to companies that compete with us for executive talent and face similar operational challenges within the E&P sector. They also support our ability to attract and retain senior leaders who possess the extensive technical expertise required to meet our organization’s demands. This structure also allows us to evaluate our compensation practices relative to peers whose business dynamics closely reflect our own, even if certain of their parameters differ. Specifically, the MD&C Committee uses the following criteria when determining the compensation peer group for companies in our industry:

Component	Criteria
Size	Companies with similar revenues—between 0.4x and 3.3x our revenue, assets—between 0.4x and 4.4x our assets, and market capitalization—between 0.6x and 8.9x our market capitalization
Operations	Companies with similar domestic and/or international operations and complexities
Headquarters	Companies headquartered in Texas or surrounding states
Talent Competition	Companies with which we compete for executive talent

Given the significant merger and acquisition activity in the oil and gas industry in recent years, we strive to ensure our compensation peer group is aligned with our business objectives, captures the size and complexity of our organization, and remains appropriate for benchmarking our executive compensation program. The 2025 compensation peer group was as follows:

2025 Compensation Peer Group
Antero Resources Corp.	Devon Energy Corp.	EOG Resources, Inc.	Murphy Oil Corp.
Civitas Resources Inc.	Diamondback Energy, Inc.	Hess Corp.*	Occidental Petroleum Corp.
Coterra Energy, Inc.	Expand Energy Corp.	Marathon Oil Corp.*	Ovintiv Inc.

* For purposes of setting compensation levels for 2026, Hess Corporation and Marathon Oil Corporation, which were both acquired, were removed from the compensation peer group and replaced with Matador Resources Co., which better aligns with the current size, scope, operations, and business complexities of APA.

2025 Executive Compensation Program in Detail

Base Salary

Our base salary program represents annual fixed compensation and is designed to help us recruit and retain executive talent with experience in oil and gas E&P companies operating in the U.S. and internationally. In making base salary decisions, the MD&C Committee considers the CEO’s recommendations for non-CEO NEO salaries, as well as each NEO’s position and level of responsibility within the Company. The MD&C Committee considers factors such as relevant market data as well as individual performance and contributions. Our NEOs’ base salaries were held flat in 2025.

Named Executive Officer	Base Salary on January 1, 2025 ($)	Base Salary on December 31, 2025 ($)	Adjustment in 2025 (%)
John J. Christmann IV	1,300,000	1,300,000	No Change
Stephen J. Riney	900,000	900,000	No Change
Ben C. Rodgers(1)	N/A	625,000	N/A
Tracey K. Henderson	625,000	625,000	No Change
Kimberly O. Warnica(2)	N/A	625,000	N/A
D. Clay Bretches(3)	675,000	N/A	N/A

(1) Mr. Rodgers was not an NEO in 2024.

(2) Ms. Warnica joined the Company on January 13, 2025.

(3) Mr. Bretches ceased employment with the Company effective June 4, 2025. Additional details are provided in the Potential Payments upon Termination or Change in Control table.

22 APA Corporation

Annual Incentive Compensation Plan

Our annual incentive compensation plan is designed to motivate and reward our NEOs to create long-term value by achieving key short-term business objectives aligned with our long-term strategy. Actual annual incentive awards depend on the achievement of corporate performance objectives. The MD&C Committee also retains discretion to apply an individual performance factor to awards to either reduce or increase the payout based on its assessment of individual performance.

2025 Annual Incentive Target Award Opportunity

Annual incentive target opportunities are expressed as a percentage of base salary and are established based on market data, internal equity, and size and scope of job responsibilities to create a market competitive total cash compensation level. Actual awards may range from zero to 200% of target. All NEO target annual incentive award opportunities remained unchanged from 2024.

As a result, target annual incentive award opportunities for 2025 were as follows:

Named Executive Officer	2025 Base Salary ($)	2025 Target Annual Incentive Opportunity (%)	2025 Target Annual Incentive Opportunity ($)
John J. Christmann IV	1,300,000	140	1,820,000
Stephen J. Riney	900,000	120	1,080,000
Ben C. Rodgers(1)	625,000	100	625,000
Tracey K. Henderson	625,000	100	625,000
Kimberly O. Warnica(2)	625,000	100	625,000
D. Clay Bretches(3)	675,000	100	675,000

(1) Reflects the annualized amounts applicable after Mr. Rodgers’s mid-year promotion to EVP and CFO.

(2) Ms. Warnica joined the Company on January 13, 2025.

(3) Mr. Bretches ceased employment with the Company effective June 4, 2025. Additional details are provided in the Potential Payments upon Termination or Change in Control table.

2025 Corporate Performance Objectives

Corporate performance objectives are measured based on a pre-determined mix of quantitative metrics and strategic goals that are aligned with our purpose, vision, values, and strategy.

To enhance accountability and emphasize objective performance outcomes, the MD&C Committee increased the weighting on quantitative metrics from 80% to 90%, while maintaining a dedicated strategic component to recognize progress on initiatives that materially improve the Company’s long-term outlook, as follows:

Financial / Operational 70%	EH&S 20%	Strategic 10%
90% Quantitative Metrics

•
Quantitative metrics (90%) are linked to specific financial, operational, and EH&S goals.
o
Financial and operational goals emphasize disciplined capital allocation, cost efficiency, and reliable production, while balancing cost discipline with dependable execution.
o
EH&S goals maintain focus on reducing routine flaring across U.S. onshore operations and achieving industry-leading safety performance, underscoring the Company’s commitment to operating responsibly and safely.
•
Qualitative metrics (10%) evaluate progress on strategic priorities that enhance APA’s long-term outlook, including portfolio optimization, integration of recent acquisitions, and balance sheet strength to position the Company for durable, long-term value creation.

2025 Corporate Performance Scorecard

The MD&C Committee also approved refinements to the corporate performance scorecard for annual incentives to improve transparency, further strengthen accountability, and align more directly with key value drivers. From 2021 through 2024, the scorecard used a more complex measure of costs, which captured broad spending efficiency but limited visibility into specific cost drivers. Following a comprehensive benchmarking review, the MD&C Committee saw an opportunity to enhance focus by expanding and disaggregating costs into distinct Development Capital Expenditures, Lifting + Workover Costs, and Gross Department Costs metrics. This change provides clearer accountability for each cost category and allows for more targeted management of spending across the business.

The 2025 scorecard also reintroduces Net Production (MBOE/D) as a standalone measure to ensure balance between cost discipline and operational execution. By including safety metrics alongside production and cost metrics, the framework reinforces that efficiency should not come at the expense of maintaining reliable, safe, and sustainable operations.

2026 Proxy Statement 23

The MD&C Committee also simplified the scorecard by removing Profitability Index (P/I) as a standalone incentive metric. P/I remains a core tool used by management and the Board to evaluate and prioritize capital investments and is regularly discussed in Board meetings as part of capital allocation oversight. Rather than relying on P/I as a single, composite incentive measure, the refined scorecard reflects the same underlying economic principles through a set of discrete financial and operational metrics that provide clearer accountability and line of sight for participants. This approach preserves the capital efficiency discipline embedded in P/I while better aligning employee incentives with the Company’s balanced, returns-driven capital strategy and the Board’s capital allocation framework.

The MD&C Committee typically sets the threshold, target, and maximum performance goals for each metric at the start of the year, aligned with our approved annual corporate plan and submitted for approval at the February Board meeting. Our corporate performance is then measured against the scorecard at the end of the fiscal year to determine final payout results. The MD&C Committee’s approach for approving the performance goals is grounded in the following guiding principles:

•
Performance targets are established independently of past outcomes and grounded in forward-looking plans that are ambitious but attainable.

A key part of our process is ensuring that each year’s performance targets are established on a forward-looking basis, which is a common practice for E&P companies like APA. In such an unpredictable landscape, relying on past performance alone would be neither practical nor effective. Free Cash Flow targets, for example, are based on our plan price for commodities in the year ahead, recognizing that fluctuating commodity prices directly impact cash generation and, by extension, our ability to reinvest, manage debt, and return value to shareholders. Beyond Free Cash Flow, cost, capital, and production metrics are established annually using detailed asset plans that set ambitious expectations for operational performance. Cost-related targets, for example, are set at levels that demand meaningful efficiency gains despite inflationary pressures and supply chain volatility. Production and capital goals are designed to push leadership to maximize output and returns while carefully managing risk. In this framework, “target” represents performance that requires strong execution beyond ordinary operating plans, striking a deliberate balance between ambition and achievability.

•
Thresholds and maximums should establish clear boundaries for performance outcomes.

Threshold and maximum goals provide the outer parameters of our performance ranges. Thresholds represent a solid floor, requiring meaningful effort and execution even at the minimum payout level. Maximum goals are set at levels that demand exceptional execution and efficiency, often requiring management to capture improvements beyond plan assumptions and navigate operational or market challenges. Maximum performance reflects the upper boundary of expectations, ensuring payouts are reserved for outcomes that contribute to creating long-term shareholder value.

Based on year-end results, overall performance under the final scorecard exceeded target expectations and reflected strong execution across key financial, operational, and EH&S metrics. Performance met or exceeded target levels for the majority of measures, with several metrics achieving results at or near maximum performance levels, including Free Cash Flow, production, capital spending efficiency, and EH&S outcomes. Consistent with the design of the refined scorecard, results varied across individual cost categories, reinforcing accountability for distinct areas of performance rather than reliance on aggregated outcomes. The MD&C Committee views these results as early confirmation that the redesigned scorecard is improving line-of-sight accountability and reinforcing balanced execution across cost discipline, production reliability, and safety.

The 2025 corporate performance scorecard is outlined on the following page.

[Remainder of Page Intentionally Left Blank]

24 APA Corporation

The MD&C Committee’s Final Scorecard 2025 Corporate Performance Metrics
		Performance Goals and Results
Objectives/Metrics	Weight	Threshold 50% Payout	Target 100% Payout	Maximum 200% Payout	Payout
Financial/Operational
Free Cash Flow ($MM)(1) — focuses leadership on conservative budgeting and strict cost management; represents cash remaining after capital expenditures, highlighting our capacity to reinvest in the business or return funds to shareholders	20%	Result: $1,534			40.0%
		$606	$806	$1,006
Lifting + Workover Costs ($MM)(2) — focuses management on controlling direct operating expenses associated with production and maintenance activity, reinforcing cost discipline in daily operations and ensuring capital is deployed efficiently to maximize margins and free cash flow	15%	Result: $1,219			19.8%
		$1,250	$1,235	$1,185
Gross Department Costs ($MM)(3) — keeps management accountable for overhead and administrative cost control across the organization, promoting efficiency in support functions and sustaining financial discipline in all areas of the business	15%	Result: $464			30.0%
		$540	$525	$500
Development Capital Expenditures ($MM)(4) — directs management to maintain disciplined investment in drilling and development projects, balancing growth opportunities with returns and ensuring capital is allocated to maximize long-term value creation	10%	Result: $1,957			20.0%
		$2,135	$2,110	$2,060
Net Production (MBOE/D)(5) — measures the Company’s ability to reliably deliver production volumes in line with plan, reflecting execution across drilling, development, and operational performance that underpins both cash flow generation and shareholder returns	10%	Result: 399			20.0%
		379	388	395
EH&S
Air — focuses management on reducing routine flaring across U.S. Onshore operations, driving structural emissions improvements and reinforcing APA’s commitment to lowering its environmental footprint while maintaining efficient production	10%	Result: 0.84%			20.0%
		1.15%	1.00%	0.85%
Safety — holds management accountable for minimizing serious workplace incidents, emphasizing leadership engagement, operational discipline, and a strong safety culture to protect employees and contractors	10%	Result: 0.000			20.0%
		0.015	0.010	0.005
Strategic
Long-Term Outlook — Materially improve the long-term Company outlook (outside the three-year plan)	10%	Achieved significant milestones across our portfolio, including accelerating sustainable cost reductions across the organization, expanding Permian inventory runway, transforming long-term Egypt asset trajectory, optimizing late life operations in the North Sea, progressing decommissioning planning, and exploration and appraisal planning in Alaska following the Sockeye-2 discovery			20.0%
Final Achievement					189.8%

(1)
Free Cash Flow for goal metrics is defined as cash flows from operations before changes in operating assets and liabilities, less upstream capital, leasehold, capitalized interest and decommissioning spend. It is then adjusted to add back impacts from stock compensation, Transaction, Reorganization and Separation (TRS) expense and Gulf of America decommissioning spend. The final result is then adjusted for sales & acquisitions, as well as timing of Suriname development spend.
(2)
Includes Lifting (Direct) Expense and Workover Expense excluding Sinopec’s minority interest and allocated overhead expense. Final results are adjusted for changes in foreign exchange and targets are adjusted for asset divestitures.
(3)
Includes all corporate and asset-level gross department (G&A) costs; Excludes incentive & stock compensation, as well as TRS costs.
(4)
Total capital expenditure excluding Suriname, exploration, U.S. lease acquisition, legacy Gulf of America P&A and capitalized overhead.
(5)
Total Adjusted BOE production (excludes Egypt tax barrels and Sinopec’s minority interest). Final results are adjusted for Waha-related price curtailments and impacts of ethane rejection and recovery assumptions. Targets are adjusted for asset sales as well as price impact on the Egypt production sharing contract.

2026 Proxy Statement 25

Individual Performance Factor

The annual incentive compensation plan includes an individual performance factor that may be applied at the discretion of the MD&C Committee to reflect each NEO’s individual contributions and leadership impact. After the corporate performance results determine the initial payout, the MD&C Committee may adjust an NEO’s award upward or downward by applying a multiplier ranging from 0% to 200%. An individual performance factor of 100% results in no adjustment to the initial payout.

For 2025, the CEO provided performance factor recommendations for the other NEOs, which the MD&C Committee carefully evaluated as part of its independent review process. The MD&C Committee separately assessed and determined the CEO’s individual performance factor to be recommended to the full Board for approval.

Following deliberation, the MD&C Committee recommended an individual performance factor of 100% for the CEO, which the full Board reviewed and approved, and the MD&C Committee approved an individual performance factor of 100% for all other NEOs, except for Messrs. Riney and Rodgers, who each received a factor of 105.4%. As a result, their final incentive payouts were 200% of target.

In approving these adjustments, the MD&C Committee considered the Company’s strong performance across both operational and financial metrics and determined that Messrs. Riney and Rodgers made distinct and outsized contributions that warranted additional recognition.

•
Mr. Riney was recognized for exceptional asset-level operational performance, including reducing capital costs and lease operating expenses below target while delivering production above target.
•
Mr. Rodgers was recognized for his leadership in strengthening the Company’s financial performance, including meaningful reductions in overhead cost structure, progress on debt reduction, and overall balance sheet strengthening.

The MD&C Committee concluded that these contributions materially enhanced shareholder value and supported the Company’s strategic and financial objectives.

2025 Annual Incentive Award Payouts

Based on the results above, the actual annual incentive awards paid to the NEOs for 2025 were as follows:

Named Executive Officer	2025 Target (%)	2025 Target ($)	Corporate Performance Results (%)	Individual Performance Results (%)	2025 Actual ($)	Actual as Percent of Target (%)
John J. Christmann IV	140	1,820,000	189.8	100.0	3,454,360	189.8
Stephen J. Riney	120	1,080,000	189.8	105.4	2,160,000	200.0
Ben C. Rodgers(1)	100	625,000	189.8	105.4	1,056,341	200.0
Tracey K. Henderson	100	625,000	189.8	100.0	1,186,250	189.8
Kimberly O. Warnica(2)	100	625,000	189.8	100.0	1,151,818	189.8
D. Clay Bretches(3)	100	675,000	N/A	N/A	286,875	42.5

(1) Mr. Rodgers’s 2025 Actual payout was prorated as a result of his mid-year promotion to EVP and CFO. The 2025 Target and Actual as Percent of Target amounts are shown without proration, to provide annualized amounts comparable to the other NEOs.

(2) Ms. Warnica’s 2025 Actual payout was prorated as a result of joining the Company on January 13, 2025. The 2025 Target and Actual as Percent of Target amounts are shown without proration, to provide annualized amounts comparable to the other NEOs.

(3) Mr. Bretches ceased employment with the Company effective June 4, 2025. Pursuant to the Executive Termination Policy (ETP), as described in footnote (2) of the Potential Payments upon Termination or Change in Control table, he received prorated annual incentive awards based on 100% achievement of his 2025 Target amount.

Long-Term Incentive Compensation

Our long-term incentive compensation plan is intended to align the long-term interests of our NEOs and our shareholders and encourage the achievement of the long-term goals of the Company. Long-term equity incentives are also designed to motivate and retain top talent. To accomplish these objectives, the MD&C Committee considers a mix of equity vehicles when granting long-term incentives. To better align executive decision-making with shareholder interests and strengthen the link between pay and stock performance, the MD&C Committee refined the 2025 equity mix by adding stock options. Unlike performance awards, which focus on specific financial goals, stock options create value only with stock price growth, increasing at-risk compensation and promoting long-term value creation. This change also reduced the proportion of time-based RSUs, placing greater emphasis on performance-driven rewards, as shown below:

Performance Awards 60%	Stock Options 20%	RSUs 20%
80% Performance-Based

26 APA Corporation

2025 Long-Term Incentive Target Award Opportunity

The MD&C Committee determines long-term incentive award amounts based upon a number of factors, including competitive market data, total overall compensation provided to each NEO, Company performance during the fiscal year preceding the year of grant, and historic grants. All NEO target long-term incentive award opportunities remained unchanged from 2024.

The table below shows the target annual long-term incentive award values granted for fiscal year 2025 for each of the NEOs:

Named Executive Officer	Performance Awards ($)	Stock Options ($)	Restricted Stock Units ($)	Total Target Award Value ($)
John J. Christmann IV	5,694,000	1,898,000	1,898,000	9,490,000
Stephen J. Riney	3,240,000	1,080,000	1,080,000	5,400,000
Ben C. Rodgers(1)	900,000	300,000	300,000	1,500,000
Tracey K. Henderson	1,312,500	437,500	437,500	2,187,500
Kimberly O. Warnica	1,312,500	437,500	437,500	2,187,500
D. Clay Bretches(2)	1,620,000	540,000	540,000	2,700,000

(1) Reflects the amounts in effect prior to Mr. Rodgers’s mid-year promotion to EVP and CFO; no new awards were made for his promotion.

(2) Mr. Bretches ceased employment with the Company effective June 4, 2025. Pursuant to the Executive Termination Policy (ETP), as described in footnote (2) of the Potential Payments upon Termination or Change in Control table, his 2025 performance awards were forfeited, and he received prorated vesting of his 2025 RSUs.

2025 Performance Awards

Performance awards make up the majority of long-term incentive compensation (60% of the award) and are designed to align pay with both relative and absolute performance metrics, ensuring a comprehensive and balanced evaluation of long-term success.

Actual awards earned and vested may range from zero to 200% of target, based on the achievement of pre-determined relative Total Shareholder Return (TSR) and Cash Return on Invested Capital (CROIC) goals over a three-year performance period of January 1, 2025, through December 31, 2027. Performance awards granted in 2025 place greater emphasis on relative TSR, which comprises the majority of the award, alongside CROIC, as shown below. The shift from a sustainability metric to an increased TSR weighting serves two purposes: (1) it sharpens the focus on delivering long-term shareholder value by aligning award payouts with stockholder returns; and (2) reflects investor preferences for formula-based, quantitative market or financial metrics in long-term incentive plans.

CROIC 40%	Relative TSR 60%

Vesting

The vesting provisions for performance awards extends beyond the typical three-year timeline, with half (50%) of the performance awards vesting at the end of year three and the other half (50%) at the end of year four. This longer vesting period reinforces long-term value creation and encourages sustained performance over a longer horizon.

Three-Year Measurement Period			Vesting (as Warranted)

Start of Year 1 Awards Granted	Year 2	Year 3	End of Year 3 50% Vest	End of Year 4 50% Vest

2025-2027 Performance Award Metrics

Long-term incentive compensation is based on the achievement of pre-determined CROIC and relative TSR goals that focus on financial efficiency and align with shareholder returns.

CROIC (40%) measures our ability to generate cash returns relative to the capital invested in our operations. In our sector, capital allocation is crucial due to the high capital intensity and long-term nature of investments in exploration, drilling, and production. CROIC ensures that management is incentivized to deploy capital efficiently, maximizing returns from oil and gas assets. Additionally, it aligns executive compensation with shareholder value creation by focusing on sustainable cash flow generation over the long term, regardless of commodity price fluctuations—rather than only increasing production or reserves, which may not directly impact financial performance.

CROIC target awards are denominated in cash, with any earned awards also paid in cash. This means that the value of awards will be reported in the Summary Compensation Table when they are earned (i.e., any awards earned for the 2025-2027 performance cycle will be reported in the 2028 proxy statement). Actual award payouts for the 2025-2027 performance cycle can range between 0% and 200% of target based on the following goals:

2026 Proxy Statement 27

	CROIC Performance Range(2)
Three-Year Average WTI Price(1)	Threshold 50% Payout	Target 100% Payout	Maximum 200% Payout
-$20 ($50)	22%	24%	26%
-$10 ($60)	26%	29%	32%
3-Year Plan at Strip ($70)	31%	35%	38%
+$10 ($80)	35%	39%	43%
+$20 ($90)	38%	43%	47%

(1) In the -$10 and -$20 price scenarios, targets have been adjusted for lower activity and cost deflation. In the +$10 and +$20 price scenarios, targets have been adjusted for higher inflation. In all price scenarios, 60% of free cash flow (as separately defined for our external reporting) is targeted to be returned to shareholders at a minimum.

(2) CROIC is calculated using cash flow in the numerator and invested capital in the denominator. Specifically, the numerator is cash flow from operations before changes in working capital, excluding minority interest in Egypt, with financing costs added back. The denominator is calculated as average debt plus average APA shareholders’ equity. When calculating results, the impact of any material unanticipated accounting effects will be neutralized. This will include reversals of tax allowances, impairments, changes in accounting for a long-term natural gas supply contract with an LNG export customer, and similar items. Any impacts from significant regulatory changes will be removed. CROIC is calculated for each year, and then the average is taken over three years. CROIC will be adjusted for changes in the portfolio and capital program. Performance over the three-year period is measured as a percentage above or below target, based on a matrix of three-year average West Texas Intermediate (WTI) prices. The target is subject to adjustment based on the actual three-year average WTI price.

Relative TSR (60%) performance is measured over a three-year period relative to both peer companies and the S&P 500 Index. Comparing our performance to the S&P 500 ensures that results are evaluated against the broader market, providing a comprehensive view of how we perform within our industry and also in comparison to large-cap companies. The 2025 performance peer group is as follows:

2025 TSR Performance Peer Group*
Antero Resources Corp.	Devon Energy Corp.	Magnolia Oil & Gas Corp.	Range Resources Corp.
Chevron Corp.	Diamondback Energy, Inc.	Matador Resources Co.	SM Energy Co.
Chord Energy Corp.	EOG Resources, Inc.	Murphy Oil Corp.	S&P 500 Index (weighted twice)
Civitas Resources, Inc.	EQT Corp.	Occidental Petroleum Corp.
ConocoPhillips Co.	Expand Energy Corp.	Ovintiv Inc.
Coterra Energy Inc.	Exxon Mobil Corp.	Permian Resources Corp.

* For acquisitions, we calculate TSR to align with the shareholders’ returns per the terms of the transaction.

Median level performance—defined as 12 of 23—results in a below target payout (95% of target), underscoring our commitment to rewarding results that demonstrate superior performance against peers. Relative TSR performance is measured using the payout scale below:

Rank	1–3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21–23
Payout (%)	200	180	171	163	154	146	137	129	115	95	86	76	67	57	48	39	29	20	—

Relative TSR target awards are granted using RSUs, with any earned awards settled in cash based on the closing share price on the vesting date. These awards are eligible for dividend equivalents that accumulate during the vesting periods if dividends are declared and paid by the Company during such period, subject to the resulting performance multiple. If a payout is warranted, dividends are paid in cash after the end of the vesting periods based on the same achievement and vesting schedule as the underlying awards. Dividends are forfeited if the underlying awards are forfeited. Any earned awards are capped at 1x target if absolute TSR is negative.

Stock Options

Stock options are intended to promote long-term shareholder value creation by delivering value only if the Company’s stock price appreciates above the exercise price. As a result, they represent a fully at-risk component of long-term incentive compensation and align executives’ interests directly with sustained stock price growth. The options vest in three equal installments on each of the first three anniversaries of the grant date, subject to continued service, and have a 10-year term.

Time-Based Restricted Stock Units (RSUs)

Time-based RSUs are designed to support APA’s leadership retention objectives and align long-term compensation with stock performance. RSUs vest ratably over three years. The NEOs receive common stock for a portion of the RSU awards that vest. The remaining portion of the RSUs are paid in cash at vesting.

28 APA Corporation

Performance Awards Earned for 2023 Grants (January 1, 2023 – December 31, 2025)

In 2023, the NEOs at that time were granted their target performance awards with vesting based on achievement of CROIC, relative TSR, and Sustainability goals. Based on the results below, performance awards were earned at 120% of target. Half (50%) of the performance awards vested in 2026, and the other half will vest in 2027.

Results for 2023-2025 Performance Awards
		Performance Goals and Results
Metrics	Weight	Variable	Threshold	Target	Maximum	Payout
Cash Return on Invested Capital(1) — incentivizes the sustained generation of returns to shareholders over the long-term, regardless of commodity price	40%	3-Year Average WTI Price(2)	Result: 47%			80%
		-$20 ($53)	20%	25%	30%
		-$10 ($63)	30%	35%	40%
		3YP ($73)	39%	43%	47%
		+$10 ($83)	45%	50%	55%
		+$20 ($93)	50%	55%	60%
		The highlighted row in the matrix represents the target at average actual WTI over the 3-year period, adjusted for portfolio changes.
Relative TSR(3) — measured relative to the TSR Performance Peer Group over a three-year period; balanced payout scale	40%	Relative TSR Rank(4)	Result: 23rd			0%
			22nd	13th	1st – 4th
Sustainability(5) — equally weighted goals of reducing GHG intensity and enhancing biodiversity through increased reclamation	20%	Reduce GHG Intensity	Result: 18%			40%
			3%	5%	7%
		Enhance Biodiversity through Increased Reclamation of P&A Sites	Result: ~300 sites
			>125 sites	>150	>175 sites
Final Achievement						120%

(1) CROIC is calculated with the numerator as cash flow from operations before changes in working capital, excluding Egypt non-controlling interests, with financing costs added back, and the denominator as average debt plus average APA shareholders’ equity. CROIC is calculated for each year and then averaged across the 3-year period.

(2) The CROIC target is based on a 3-year plan activity set, run at a range of 3-year average WTI prices to fill in the above matrix. In the -$10 and - $20 price scenarios, targets have been adjusted for lower activity and cost deflation. In the +$20 scenario, target has been adjusted for higher inflation. In all price scenarios, 60% of free cash flow (as separately defined for our external reporting) is targeted to be returned to shareholders at a minimum. At completion of the performance period, the target is adjusted for portfolio changes, such as acquisitions and divestitures.

(3) Relative TSR was calculated using the average per share closing price for the three calendar months immediately preceding the beginning and end of the performance period. Additional details about the relative TSR component of the 2023 performance awards were previously provided in our 2024 proxy statement.

(4) The full payout scale for the relative TSR metric was as follows:

Rank	1–4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23–26
Payout (%)	200	185	170	160	150	140	130	120	110	100	90	80	70	60	50	40	30	20	15	—

(5) Sustainability was focused on the annualized reduction in scope 1 greenhouse gas (GHG) intensity and to enhance biodiversity by accelerating reclamation sites over the three-year period. GHG intensity was measured against percentage reduction of GHG intensity over the performance period compared to a previous baseline year to deliver the three-year reduction in GHG intensity using the calculation standards applicable to each country of operations. Performance for accelerating reclamation to enhance biodiversity in the U.S. was measured against completion of reclamation activity over the performance period to deliver the three-year efforts to reclaim areas that have enhanced biodiversity in the U.S.

2026 Proxy Statement 29

Other Compensation Practices, Policies, and Guidelines

Executive Officer Stock Ownership Requirements

Under APA’s stock ownership guidelines, executive officers are required to own shares of APA common stock equal in value to a specified multiple of their annual base salary, set forth below:

Executive Role	Minimum Stock Ownership	CEO Actual*
CEO	10.0x
President	4.0x
Executive Vice Presidents	3.0x
Senior Vice Presidents	2.5x
Vice Presidents	2.0x	* As calculated in accordance with our stock ownership guidelines using the Company’s per share closing price of $32.97 on March 11, 2026.
✔ Our NEOs currently meet or exceed their applicable stock ownership requirements or are within their applicable phase-in period for meeting the requirements.

Additionally, each officer is required to hold a minimum of 15%, on an after-tax basis, of all shares acquired upon the vesting of RSUs and the realization of performance-based awards, and under the Company’s hedging policy, executive officers are prohibited from hedging Company stock. See Pledging and Hedging Policies above.

Clawback Policy

Effective for compensation received on or after October 2, 2023, in connection with an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, incentive awards (including any cash bonus or equity-based award) and payments in connection therewith may be subject to recovery, and the executive officer may be required to repay to the Company all or a portion of any such awards or payments. If the Company determines to seek recovery with respect to such an award, the Company will determine the appropriate means of recovery, based on the nature of the applicable incentive award. The recovery may involve establishing a deferred repayment plan or setting off against current or future compensation otherwise payable to an affected executive officer. The amount of any applicable repayment will be determined without regard to income taxes paid by the executive officer or by the Company on the executive officer’s behalf in connection with such incentive award.

For compensation received before October 2, 2023, the Company’s previous Executive Compensation Clawback Policy applies, as described in the Company’s proxy statement for its 2023 annual meeting of shareholders, which was previously filed with the SEC.

Equity Award Grant Practices

The MD&C Committee approves and grants annual equity awards at approximately the same time each year, in early January, with the planned structure of the long-term and short-term awards discussed during the committee’s regularly scheduled meeting the previous December. Outside the annual grant cycle, we may grant equity awards in connection with a new hire package, retention grant, or severance package.

All such awards are granted under a shareholder-approved plan, and any stock options (or similar awards) are granted at an exercise price at or above the closing price of the Company’s common stock on the date of grant. Equity awards, including stock options, are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed based on stock option or other equity award grant dates.

During the last completed fiscal year, we did not award any stock options (or similar awards) to any named executive officer in the period beginning four business days before the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company current report on Form 8-K, that discloses material nonpublic information (other than a current report on Form 8-K disclosing a material new option award grant under Item 5.02(e) of that form), and ending one business day after the filing or furnishing of such report.

30 APA Corporation

Benefits

Our NEOs receive the standard benefits received by all employees, including group health (medical, dental, pharmacy, and vision), group life, accidental death and dismemberment, business travel accident, disability plans, defined contribution retirement plans (a Money Purchase Retirement Plan and a 401(k) Savings Plan), paid parental, elder care, and bereavement leave, company and flex holidays, and vacation.

As part of their total compensation, our NEOs are eligible for additional benefits that are designed to maintain market competitiveness. These include an individual cash-value-based variable universal life insurance policy of two times base salary, an enhanced individual long-term disability policy for 75% of eligible earnings, and continued employer and employee tax deferred contributions to a non-qualified retirement/savings plan once limits are reached in qualified retirement plans.

Our operations are spread around the globe, including locations that present a variety of physical and geo-political risks. For both business efficiency and security reasons, we require our CEO to use the Company’s aircraft for all business air travel, unless good business judgment would require otherwise. More details on the above benefits are discussed under the All Other Compensation column in the Summary Compensation Table.

Workplace Giving Program

All current employees and directors can take advantage of the Company’s Workplace Giving Program, which provides dollar-for-dollar matching gifts to qualified non-profit organizations, up to an annual maximum of $10,000 per person for 2025. This program reflects the Company’s commitment to giving back to the communities where we live and work.

Risk Considerations in Compensation Programs

The MD&C Committee does not believe that the Company’s compensation programs encourage inappropriate risk taking. The MD&C Committee arrived at this conclusion for the following reasons:

•
Our employees receive both fixed and variable compensation. The fixed portion provides a steady income regardless of the Company’s stock performance. This allows executives to focus on the Company’s business without an excessive focus on the Company’s stock price performance.
•
The goals and objectives for the annual incentive compensation plan are set to avoid overweighting any single factor that, if not achieved, would result in the loss of a large percentage of compensation.
•
Our equity awards for executives generally vest over three- and four-year periods, which discourages short-term risk taking. Our substantial stock holding requirements extend these time frames further.
•
Our stock ownership requirements encourage a long-term perspective by our executives.
•
Our equity compensation plan provides that, unless otherwise specifically provided in an award agreement for specified events, such as retirement, our executives’ unvested long-term equity compensation is forfeited upon voluntary termination.
•
Our incentive programs have been in place for many years, and we have seen no evidence that they encourage excessive risk taking.
•
Essentially all our employees participate in our equity-based compensation programs, regardless of business unit, which encourages consistent behavior across the Company.

Tax Considerations

The MD&C Committee considers the tax implications of executive compensation, including the deductibility limits under Section 162(m) of the Internal Revenue Code, which generally limits the Company’s deduction for compensation paid to certain covered employees to $1 million per year. However, the MD&C Committee’s primary objective is to design competitive, performance-based compensation programs that support long-term shareholder value, and it retains the discretion to approve compensation that may not be deductible when it believes doing so is in the Company’s best interests.

Compensation Committee Report

The MD&C Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based upon such review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the MD&C Committee

Juliet S. Ellis, Chair

Annell R. Bay

Charles W. Hooper

David L. Stover

2026 Proxy Statement 31

Executive Compensation

Summary Compensation Table

The table below summarizes the compensation for the individuals listed below for all services rendered to the Company and its subsidiaries during fiscal years 2025, 2024, and 2023. The persons included in this table are the Company’s principal executive officer, principal financial officer, the three other most highly compensated executive officers who were serving as executive officers of the Company at the end of fiscal year 2025, and an additional individual who would have been in the preceding category but was no longer serving as an executive officer at the end of fiscal year 2025 (collectively, the NEOs).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
John J. Christmann IV	2025	1,300,000	—	6,018,436	1,897,996	3,454,360	—	531,725	13,202,517
Chief Executive Officer	2024	1,300,000	—	7,555,373	—	1,983,800	—	601,536	11,440,709
	2023	1,300,000	—	9,384,742	—	2,467,400	—	611,299	13,763,441
Stephen J. Riney	2025	900,000	110,160	3,424,602	1,079,994	2,049,840	—	340,459	7,905,055
President	2024	900,000	—	4,299,113	—	1,177,200	—	331,114	6,707,427
	2023	795,000	—	4,414,677	—	1,160,700	—	307,392	6,677,769
Ben C. Rodgers(5)	2025	580,232	53,873	951,232	299,993	1,002,468	—	156,596	3,044,394
EVP, Chief Financial Officer
Tracey K. Henderson	2025	625,000	—	1,387,251	437,498	1,186,250	—	207,890	3,843,889
EVP, Exploration	2024	625,000	—	1,741,482	—	681,250	—	238,636	3,286,368
	2023	625,000	—	2,429,421	—	912,500	—	201,699	4,168,620
Kimberly O. Warnica(6)	2025	606,859	500,000	1,347,454	437,498	1,151,818	—	114,071	4,157,700
EVP, Chief Legal Officer, and Corporate Secretary
D. Clay Bretches(7)	2025	290,742	—	1,712,301	539,997	—	—	1,577,532	4,120,572
Former EVP, Operations	2024	675,000	—	2,149,518	—	735,750	—	266,703	3,826,971
	2023	675,000	—	2,998,669	—	985,500	—	246,851	4,906,020

(1)
Value of RSU awards made during the fiscal year, based upon the aggregate grant date fair value determined in accordance with applicable FASB ASC Topic 718. The grant date fair value of the TSR portion of the performance awards granted on January 9 and 13, 2025, is based on a Monte Carlo simulation, using the following assumptions: an expected volatility of 45.33% over a 2.98-year period preceding the valuation date and a risk-free interest rate of 4.22%. Based on the Monte Carlo simulation, using the above assumptions, the value of the TSR portion of the performance awards was $28.56 per unit. Additional discussion of the assumptions used in calculating the aggregate grant date fair value of the other RSU awards can be found in the footnotes to the Grants of Plan-Based Awards Table below and in Note 12 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The value of the RSU awards is expensed ratably over the term of the award. The 2025 and 2024 awards compared to 2023 are smaller because the CROIC component of the 2025 and 2024 performance awards are cash-based awards and therefore are not included in this total, as further explained in footnotes 1(b) and (3) of the Grants of Plan-Based Awards table. For 2025, the values of the RSU awards at the grant date, if the highest level of performance conditions were to be achieved, would be:

	Christmann	Riney	Rodgers	Henderson	Warnica	Bretches
RSU Award at Highest Level of Performance ($)	10,628,765	6,047,963	1,679,921	2,449,943	2,392,211	3,023,981

(2)
Amounts reflected under this column are paid pursuant to the Company’s incentive compensation plan as described under Annual Incentive Compensation Plan in the Compensation Discussion and Analysis section. The MD&C Committee exercised discretion to increase the payout above the formula result for Messrs. Riney and Rodgers, as discussed in the Compensation Discussion and Analysis section. The amount above the formula-determined payout is reported in the Bonus column.
(3)
Earnings from the Non-Qualified Deferred Compensation Table are not included as they are not above-market or preferential earnings.
(4)
The following table provides additional information for all other compensation paid during the 2025 fiscal year:

	Christmann	Riney	Rodgers	Henderson	Warnica	Bretches
Company Contributions to Retirement Plans ($)(a)	46,500	46,500	44,500	46,500	46,500	28,000
Company Contributions to Non-Qualified Plans ($)(a)	413,232	244,308	98,374	136,375	38,460	54,119
Life Insurance Premiums ($)(b)	17,449	10,437	3,827	10,317	9,851	10,111
Use of Company Property ($)(c)	18,213	18,213	—	—	—	—
Enhanced Long-Term Disability(d)	36,331	21,001	9,895	13,698	17,785	7,177
Workplace Giving Program ($)(e)	—	—	—	1,000	1,475	10,000
Termination Payments ($)(f)	—	—	—	—	—	1,468,125

(a)
Officers participate in two qualified retirement plans: the Apache Corporation 401(k) Savings Plan provides a match up to the first 8% of base pay and incentive bonus, and the Apache Corporation Money Purchase Retirement Plan provides an annual 6% Company contribution. Additionally,

32 APA Corporation

officers can elect to participate in the Apache Corporation Non-Qualified Retirement/Savings Plan to defer beyond the limits in the Apache Corporation 401(k) Savings Plan and continue Company contributions that exceed the limits in the qualified plans. The APA Deferred Delivery Plan allows officers the ability to defer income in the form of deferred units from the vesting of RSUs under the Company’s 2016 Omnibus Compensation Plan. The contributions into both non-qualified plans are reported in the Non-Qualified Deferred Compensation Table. The Company does not have a defined benefit plan for U.S. employees.
(b)
APA provides U.S. employees with two times their base salary under group term life insurance. Executives receive the first $50,000 of coverage under the same group term life insurance plan, and the remaining amount to bring them up to two times salary is provided in the form of universal life insurance policies.
(c)
These amounts are for use of corporate aircraft. During this fiscal year, the Board required Mr. Christmann to use the Company’s aircraft for all air travel for security reasons and to facilitate efficient business travel, unless good business judgment required otherwise. Even though the Company considers these costs a necessary business expense rather than a perquisite, in line with SEC guidance, the table includes the amounts attributable to each NEO’s personal aircraft usage. Executives are not reimbursed for the taxes on the income attributable to the personal use of corporate aircraft. The methodology for the valuation of non-integral use of corporate aircraft for disclosure in the Summary Compensation Table, in compliance with SEC guidance, calculates the incremental cost to the Company for personal use of the aircraft based on the cost of fuel and oil per hour of flight; trip-related inspections, repairs, and maintenance; crew travel expenses; on-board catering; trip-related flight planning services; landing, parking, and hangar fees; supplies; passenger ground transportation; and other variable costs. Additionally, the value of trips attributable to philanthropic interests was included, even though they are seen as contributing to the goodwill of the Company. In addition, Standard Industry Fare Level tables, published by the Internal Revenue Service, are used to determine the amount of compensation income that is imputed to the executive for tax purposes for personal use of corporate aircraft.
(d)
In addition to the benefits for which all employees are eligible, the Company also covers the full cost of enhanced long-term disability coverage for executive officers.
(e)
These amounts reflect payments made to qualified non-profit organizations under the Company’s Workplace Giving Program to match donations made by the officer. The administration of the Workplace Giving Program may result in reported amounts in excess of the annual matching limit, when a donation is made by an officer in one fiscal year, but the Company matching donation is not processed until the next fiscal year. Additional information about the Workplace Giving Program is provided in the Compensation Discussion and Analysis section above.
(f)
These amounts reflect payments made under the Company’s Executive Termination Policy. See also footnote (7) below.
(5)
Mr. Rodgers was not an NEO for 2023 or 2024. He was promoted to Executive Vice President and Chief Financial Officer effective on May 12, 2025. Mr. Riney held the role of Chief Financial Officer prior to such date.
(6)
Ms. Warnica joined the Company on January 13, 2025. The Bonus amount reflects a sign-on bonus, which is subject to clawback if she were to voluntarily cease her employment with the Company within two years from her date of hire.
(7)
Mr. Bretches was terminated without cause effective June 4, 2025. Additional details are provided in the Potential Payments upon Termination or Change in Control table.

2026 Proxy Statement 33

Grants of Plan-Based Awards Table

The table below provides supplemental information relating to the Company’s annual incentive compensation plan and the Company’s grants of RSUs and cash-based awards during fiscal year 2025 to the NEOs. Also included, in accordance with SEC rules on disclosure of executive compensation, is information relating to the estimated grant date fair value of the grants. Neither the values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of future stock performance.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)
Name/ Grant Type*	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(4)(5) (#)	All Other Option Awards: Number of Securities Underlying Options(6) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
John J. Christmann IV
Annual		910,000	1,820,000	3,640,000	—	—	—	—	—	—	—
TSR	01/09/2025	—	—	—	28,855	144,273	288,546	—	—	—	3,416,385
CROIC	01/09/2025	1,138,800	2,277,600	4,555,200	—	—	—	—	—	—	—
Stock RSU	01/09/2025	—	—	—	—	—	—	80,152	—	—	1,897,999
Options	01/09/2025	—	—	—	—	—	—	—	199,579	23.68	1,897,996
Stephen J. Riney
Annual		540,000	1,080,000	2,160,000	—	—	—	—	—	—	—
TSR	01/09/2025	—	—	—	16,419	82,094	164,188	—	—	—	1,943,986
CROIC	01/09/2025	648,000	1,296,000	2,592,000	—	—	—	—	—	—	—
Stock RSU	01/09/2025	—	—	—	—	—	—	45,608	—	—	1,079,997
Options	01/09/2025	—	—	—	—	—	—	—	113,564	23.68	1,079,994
Ben C. Rodgers
Annual		290,116	580,232	1,160,464	—	—	—	—	—	—	—
TSR	01/09/2025	—	—	—	4,561	22,803	45,606	—	—	—	539,975
CROIC	01/09/2025	180,000	360,000	720,000	—	—	—	—	—	—	—
Stock RSU	01/09/2025	—	—	—	—	—	—	12,668	—	—	299,978
Options	01/09/2025	—	—	—	—	—	—	—	31,545	23.68	299,993
Tracey K. Henderson
Annual		312,500	625,000	1,250,000	—	—	—	—	—	—	—
TSR	01/09/2025	—	—	—	6,651	33,255	66,510	—	—	—	787,478
CROIC	01/09/2025	262,500	525,000	1,050,000	—	—	—	—	—	—	—
Stock RSU	01/09/2025	—	—	—	—	—	—	18,475	—	—	437,488
Options	01/09/2025	—	—	—	—	—	—	—	46,004	23.68	437,498
Kimberly O. Warnica
Annual		303,430	606,859	1,213,717	—	—	—	—	—	—	—
TSR	01/13/2025	—	—	—	6,460	32,301	64,602	—	—	—	764,888
CROIC	01/13/2025	262,500	525,000	1,050,000	—	—	—	—	—	—	—
Stock RSU	01/13/2025	—	—	—	—	—	—	17,945	—	—	437,499
Options	01/13/2025	—	—	—	—	—	—	—	46,004	24.38	437,498
D. Clay Bretches
Annual		337,500	675,000	1,350,000	—	—	—	—	—	—	—
TSR	01/09/2025	—	—	—	8,209	41,047	82,094	—	—	—	971,993
CROIC	01/09/2025	324,000	648,000	1,296,000	—	—	—	—	—	—	—
Stock RSU	01/09/2025	—	—	—	—	—	—	22,804	—	—	539,999
Options	01/09/2025	—	—	—	—	—	—	—	56,782	23.68	539,997

* Annual = Annual incentive award; TSR = TSR component of performance-based cash-settled RSUs; CROIC = CROIC component of performance-based cash awards; Stock RSU = Stock-based RSUs; and Options = Non-qualified stock options.

(1)
(a) Annual: For the Annual grant type, the amounts reflect estimated possible payouts under the Company’s annual incentive compensation plan. The estimated amounts are calculated based on the applicable annual bonus target and base salary earnings for each NEO in effect for the 2025 measurement period. The threshold payout under the plan is 50% of target, and the maximum payout under the plan is 200% of target. Actual incentive bonus awards granted for 2025 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(b) CROIC: For the CROIC grant type, the amounts reflect estimated possible payouts under the Company’s 2025 Performance Award Program discussed in footnote (3) below. The threshold payout is 50% of target, and the maximum payout is 200% of target. Actual payout will depend on the Company’s performance during the performance period, as discussed in footnote (3) below. These amounts are not reported in the Summary Compensation Table for 2025 because the multi-year performance criteria has not yet been satisfied and the compensation has not yet been earned.

(2)
For the grants made on January 9 and 13, 2025, the number of RSUs granted is shown as the target number, while the maximum number assumes a multiple of 2.0, and the threshold number shows the minimum number of RSUs earned if threshold performance goals are achieved. Details of the 2025 Performance Share Program are discussed in footnote (3) below.
(3)
On January 9, 2025, pursuant to the 2016 Omnibus Compensation Plan, the Company established the 2025 Performance Award Program for executives and key employees who were employed on or before December 31, 2024, except for Ms. Warnica, whose grant was made on January 13, 2025, when she joined the Company. These employees, including the executives named in the Summary Compensation Table, were

34 APA Corporation

granted the right to receive cash-settled RSUs and, with respect to the CROIC component discussed below, a cash award, the number or dollar amount of which, as applicable, will be determined based on the Company’s achievement of two different measures of performance:

(a) Total shareholder return (TSR) (weighted 60%): Compared to a peer group of 20 companies and one index weighted twice. At the conclusion of the three-year performance period, the Company’s performance will be directly ranked within the peer group. If the Company’s TSR ranks from 1 to 20, this will result in the application of a single multiplier to the target number of Cash RSUs for the TSR component as shown in the table below. However, if the Company ranks 21-23, there will be no achievement for this portion of the award.

Rank	1-3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21-23
Payout (%)	200	180	171	163	154	146	137	129	115	95	86	76	67	57	48	39	29	20	0

TSR is determined by dividing (i) the sum of the cumulative amount of a company’s or index fund’s dividends for the performance period (assuming same-day reinvestment into the company’s common stock or index fund on the ex-dividend date) and the average share closing price of the company’s common stock for the last three calendar months of the performance period minus the average share closing price for the three calendar months immediately preceding the beginning of the performance period by (ii) the average share closing price for the three months immediately preceding the beginning of the performance period. If the Company’s absolute TSR for the performance period is negative, the payout percentage above is capped at 100%, regardless of whether the rank achieved a higher payout percentage.

(b) CROIC (weighted 40%): Evaluated over a three-year performance period against a performance target determined at the beginning of the performance period. Performance is measured based on the three-year average relative to target based upon the average price of oil over the performance period.

At the conclusion of the three-year performance period, which began on January 1, 2025, and will end on December 31, 2027, a calculation of the Company’s achievement of the performance measures will be made. For the TSR component, the resulting percentage achievement will be applied to the target cash-settled RSUs to derive the number awarded, which may be paid only in cash. The CROIC component is based on a fixed, cash target amount, subject to adjustment based on the results during the performance period, but not subject to adjustment based on the Company’s common stock price.

If achievement warrants, vesting of cash-settled RSUs or payment of the cash award, as applicable, will begin when performance award results are determined by the MD&C Committee in early 2028, with 50% of the adjusted number of cash-settled RSUs vesting or the cash award payment being made, as applicable, immediately and 50% vesting or payment, as applicable, as of the first trading day on or after the anniversary of the first trading day following the close of the performance period, in January 2029. Except for retirements and executive terminations without cause, executives must be employed during the entire performance period and on the date of vesting. These units may be paid only in cash.

(4)
These awards reflect the number of RSUs granted under the terms of the 2016 Omnibus Compensation Plan. The grant date fair value of these awards, calculated in accordance with FASB ASC Topic 718, is based on the closing price of the Company’s common stock on the date of grant. The grant date fair value for the RSUs granted on January 9, 2025, was $23.68 per unit and for the RSUs granted to Ms. Warnica on January 13, 2025, was $24.38 per unit. Except as discussed below, the RSUs are generally non-transferable, and no dividends are paid on such units until vested. The RSUs vest ratably over three years.
(5)
The 2016 Omnibus Compensation Plan is administered by the MD&C Committee. RSUs granted under the 2016 Omnibus Compensation Plan are subject to appropriate adjustment in the event of reorganization, stock split, stock dividend, combination of shares, merger, consolidation, or other recapitalization of the Company. Upon both a change of control of the Company and termination of employment, all outstanding RSUs become automatically vested as of the date of such termination of employment. Generally, a change of control occurs when a person, partnership, or corporation acting in concert, or any or all of them, acquires more than 20% of the Company’s outstanding voting securities or upon a merger or similar combination, a sale of all or substantially all assets of the Company, or a change in the majority of the Company’s directors that is not approved by the Company’s incumbent Board.
(6)
This column sets forth the number of shares of the Company’s common stock subject to options granted under the terms of the 2016 Omnibus Compensation Plan. For stock options, the estimated fair value is based upon principles of the Black-Scholes option pricing model. The Black-Scholes model utilizes numerous arbitrary assumptions about financial variables such as interest rates, stock price volatility, and future dividend yield. The options granted under the terms of the 2016 Omnibus Compensation Plan are generally non-transferable and become exercisable ratably over three years. The options were granted for a term of ten years, subject to earlier termination in specific circumstances related to termination of employment and are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. The exercise price and any withholding tax requirement may be paid by cash/check, delivery or attestation of already-owned shares of the Company’s common stock, or a broker-assisted cashless exercise. Options granted under the 2016 Omnibus Compensation Plan are subject to appropriate adjustment in the event of reorganization, stock split, stock dividend, combination of shares, merger, consolidation, or other recapitalization of the Company. Upon both a change of control of the Company and termination of employment, all outstanding options become automatically vested so as to make all such options fully vested and exercisable as of the date of such termination of employment. Generally, a change in control occurs when a person, partnership, or corporation acting in concert, or any or all of them, acquires more than 20% of the Company’s outstanding voting securities or upon a merger or similar combination, a sale of all or substantially all assets of the Company, or change in the majority of the Company’s directors that is not approved by the Company’s incumbent Board.

2026 Proxy Statement 35

Outstanding Equity Awards at Fiscal Year-End Table

The table below provides supplemental information relating to the stock-based awards held by the NEOs as of December 31, 2025:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1) ($)
John J. Christmann IV	129,624	—	—	41.24	02/03/2026	10,692	(2)	261,526	101,540	(12)	2,483,668	(12)
	82,004	—	—	63.25	01/05/2027	16,037	(3)	392,265	144,342	(13)	3,530,605	(13)
	120,855	—	—	46.27	01/16/2028	30,011	(4)	734,069	101,286	(14)	2,477,456	(14)
	—	199,579	—	23.68	01/09/2035	45,016	(5)	1,101,091	144,273	(15)	3,528,918	(15)
	—	—	—	—	—	80,152	(6)	1,960,518	—		—
Stephen J. Riney	40,968	—	—	41.24	02/03/2026	5,030	(2)	123,034	47,767	(12)	1,168,381	(12)
	26,934	—	—	63.25	01/05/2027	7,545	(3)	184,551	67,900	(13)	1,660,834	(13)
	43,830	—	—	46.27	01/16/2028	17,077	(4)	417,703	57,633	(14)	1,409,703	(14)
	—	113,564	—	23.68	01/09/2035	25,615	(5)	626,543	82,094	(15)	2,008,019	(15)
	—	—	—	—	—	45,608	(6)	1,115,572	—		—
Ben C. Rodgers	—	31,545	—	23.68	01/09/2035	1,676	(2)	40,995	15,141	(12)	370,349	(12)
	—	—	—	—	—	2,513	(3)	61,468	22,624	(13)	553,383	(13)
	—	—	—	—	—	4,744	(4)	116,038	16,009	(14)	391,580	(14)
	—	—	—	—	—	7,115	(5)	174,033	22,803	(15)	557,761	(15)
	—	—	—	—	—	12,668	(6)	309,859	—		—
Tracey K. Henderson	—	46,004	—	23.68	01/09/2035	5,000	(7)	122,300	19,829	(12)	485,017	(12)
	—	—	—	—	—	2,768	(2)	67,705	37,366	(13)	913,972	(13)
	—	—	—	—	—	4,151	(3)	101,533	23,346	(14)	571,043	(14)
	—	—	—	—	—	6,918	(4)	169,214	33,255	(15)	813,417	(15)
	—	—	—	—	—	10,376	(5)	253,797	—		—
	—	—	—	—	—	18,475	(6)	451,899	—		—
Kimberly O. Warnica	—	46,004	—	24.38	01/13/2035	17,945	(8)	438,935	32,301	(15)	790,082	(15)
D. Clay Bretches	—	8,007	—	23.68	01/09/2035	1,445	(2)	35,345	32,444	(12)	793,580	(12)
	—	—	—	—	—	2,168	(3)	53,029	41,699	(13)	1,019,958	(13)
	—	—	—	—	—	1,806	(9)	44,175	13,684	(14)	334,711	(14)
	—	—	—	—	—	2,709	(10)	66,262	—		—
	—	—	—	—	—	3,215	(11)	78,639	—		—

(1)
Based on the per share closing price of the Company’s common stock of $24.46 on 12/31/2025.
(2)
Vests on 01/04/2026. These units may be paid only in cash.
(3)
Vests on 01/04/2026.
(4)
Vests ratably on 01/08/2026 and 01/08/2027. These units may be paid only in cash.
(5)
Vests ratably on 01/08/2026 and 01/08/2027.
(6)
Vests ratably on 02/01/2026, 01/09/2027, and 01/09/2028.
(7)
Vests on 05/26/2026.
(8)
Vests ratably on 02/01/2026, 01/13/2027, and 01/13/2028.
(9)
Vests on 01/08/2026. These units may be paid only in cash.
(10)
Vests on 01/08/2026.
(11)
Vests on 02/01/2026.
(12)
Final amount vested based on the Company’s TSR and CROIC performance under the 2022 Performance Award Program from 01/01/2022 through 12/31/2024, as certified by the MD&C Committee on February 5, 2025. As a result, 50% of the RSUs earned vested on 02/05/2025, and the remaining 50% of the RSUs vested on or about 01/01/2026. These units may be paid only in cash.
(13)
Final amount vested based on the Company’s TSR, CROIC, and sustainability performance under the 2023 Performance Award Program from 01/01/2023 through 12/31/2025, as certified by the MD&C Committee on January 28, 2026, and further discussed in the Compensation Discussion and Analysis section above. As a result, 50% of the RSUs earned vested on 01/28/2026, and the remaining 50% of the RSUs vest on or about 01/01/2027. These units may be paid only in cash.
(14)
Amount that vests will be based on the Company’s TSR and sustainability performance under the 2024 Performance Award Program from 01/01/2024 through 12/31/2026; no payout unless vesting occurs. The value and the amount in the table exclude the CROIC component of the program, which is not equity based. Further details regarding the design of the program were provided in the Company's 2025 proxy statement. If achievement warrants, 50% of the adjusted RSUs vest upon certification of the performance results, and 50% of the adjusted RSUs vest on the first

36 APA Corporation

trading day on or after the anniversary of the first trading day following the end of the performance period. As of 12/09/2025, two-year results would have resulted in an estimated 37% payout under the 2024 Performance Award Program (excluding the CROIC component, as noted above) had it vested. The value and the amount in the table assume that target levels of performance are achieved. These RSUs may be paid only in cash.
(15)
Amount that vests will be based on the Company’s TSR performance under the 2025 Performance Award Program from 01/01/2025 through 12/31/2027; no payout unless vesting occurs. The value and the amount in the table exclude the CROIC component of the program, which is not equity based. Further details regarding the design of the program are provided in the Compensation Discussion and Analysis section and in footnote (3) of the Grants of Plan-Based Awards table. If achievement warrants, 50% of the adjusted RSUs vest upon certification of the performance results, and 50% of the adjusted RSUs vest on the first trading day on or after the anniversary of the first trading day following the end of the performance period. As of 12/09/2025, one-year results would have resulted in an estimated 180% payout under the 2025 Performance Award Program (excluding the CROIC component, as noted above) had it vested. The value and the amount in the table assume that target levels of performance are achieved. The RSUs may be paid only in cash.

Option Exercises and Stock Vested Table

The table below provides supplemental information relating to the value realized by each NEO upon the exercise of stock options and the vesting of RSUs and conditional grants during fiscal year 2025:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(1) ($)
John J. Christmann IV	—	—	406,529	9,452,853
Stephen J. Riney	—	—	186,273	4,325,335
Ben C. Rodgers	—	—	53,836	1,250,486
Tracey K. Henderson	—	—	76,260	1,738,348
Kimberly O. Warnica	—	—	—	—
D. Clay Bretches	—	—	112,895	2,624,841

(1)
Reflects RSUs vested under the terms of the 2016 Omnibus Compensation Plan.

Non-Qualified Deferred Compensation Table

The table below provides supplemental information relating to compensation deferred during fiscal year 2025 under the terms of the Apache Corporation Non-Qualified Retirement/Savings Plan (NQ Plan) and/or the APA Deferred Delivery Plan (DDP) by the NEOs.

Name	Non-Qualified Plan(1)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
John J. Christmann IV	NQ Plan	231,704	413,232	2,051,823	—	12,334,240
	DDP	—	—	150,450	—	1,698,265
Stephen J. Riney	NQ Plan	135,176	244,308	619,488	—	5,615,792
Ben C. Rodgers	NQ Plan	57,582	98,374	236,678	—	1,221,364
Tracey K. Henderson	NQ Plan	73,500	136,375	167,560	—	1,100,395
Kimberly O. Warnica	NQ Plan	17,549	38,460	727	—	38,824
D. Clay Bretches	NQ Plan	47,369	54,119	305,963	(2,314,631)	—

(1)
NQ Plan: See footnote (4)(a) to the Summary Compensation Table above for a description of this plan. The amounts in the executive contributions column are also included in the Summary Compensation Table under Salary and Non-Equity Incentive Plan Compensation, as appropriate, for 2025. The amounts in the registrant contribution column are also included in the Summary Compensation Table under All Other Compensation for 2025.

DDP: See footnote (4)(a) to the Summary Compensation Table above and footnote (2) to the table under Equity Compensation Plan Information below for a description of this plan. The amounts shown in the table below were previously reported in prior Summary Compensation Tables with respect to the officer’s holdings in the DDP.

(2)
Earnings are not included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table as they are not above-market or preferential earnings.
(3)
The amounts in this column were previously reported in prior Summary Compensation Tables as follows:

	Christmann	Riney	Rodgers	Henderson	Warnica	Bretches
Previously Reported for NQ Plan ($)	7,139,157	3,137,849	—	449,635	—	1,294,449
Previously Reported for DDP ($)	3,843,120	—	—	—	—	—

2026 Proxy Statement 37

Potential Payments upon Termination or Change in Control

The Company is party to agreements and maintains plans that require the Company to provide compensation to the NEOs in the event of a termination of employment or a change in control of the Company. The amount of compensation payable to each NEO in each situation is listed in the following table for fiscal year 2025, assuming termination had occurred on December 31, 2025. All equity awards have been valued as of December 31, 2025.

Name	Type of Compensation	Retirement or Voluntary Termination(1) ($)	For Cause Termination ($)	Termination without Cause(2) ($)	Change in Control Termination(3) ($)	Death or Disability ($)
John J. Christmann IV	Cash Benefits	—	—	4,420,000	12,680,900	—
	Continued Health Insurance	—	—	29,703	59,406	—
	Continued Life Insurance	—	—	—	33,462	—
	Unvested & Accelerated Awards	20,436,858	—	12,709,287	20,436,858	20,436,858
	Stock Options	155,672	—	50,611	155,672	155,672
	Total	20,592,530	—	17,209,601	33,366,298	20,592,530
Stephen J. Riney(4)	Cash Benefits	—	—	2,655,000	7,378,755	—
	Continued Health Insurance	—	—	10,249	20,499	—
	Continued Life Insurance	—	—	—	19,880	—
	Unvested & Accelerated Awards(4)	11,029,526	—	6,633,071	11,029,526	11,029,526
	Stock Options	88,580	—	28,798	88,580	88,580
	Total	11,118,106	—	9,327,118	18,537,240	11,118,106
Ben C. Rodgers	Cash Benefits	—	—	1,543,576	4,051,813	—
	Continued Health Insurance	—	—	29,703	59,406	—
	Continued Life Insurance	—	—	—	7,016	—
	Unvested & Accelerated Awards	—	—	1,981,792	3,203,204	3,203,204
	Stock Options	—	—	7,999	24,605	24,605
	Total	—	—	3,563,070	7,346,044	3,227,809
Tracey K. Henderson	Cash Benefits	—	—	1,718,750	4,833,550	—
	Continued Health Insurance	—	—	19,601	39,201	—
	Continued Life Insurance	—	—	—	19,944	—
	Unvested & Accelerated Awards	—	—	3,017,216	4,847,562	4,847,562
	Stock Options	—	—	11,666	35,883	35,883
	Total	—	—	4,767,233	9,776,140	4,883,445
Kimberly O. Warnica	Cash Benefits	—	—	1,668,861	4,341,011	—
	Continued Health Insurance	—	—	32,478	64,955	—
	Continued Life Insurance	—	—	—	19,041	—
	Unvested & Accelerated Awards	—	—	580,247	1,754,017	1,754,017
	Stock Options	—	—	11,666	35,883	35,883
	Total	—	—	2,293,252	6,214,907	1,789,900
D. Clay Bretches(5)	Cash Benefits	—	—	1,468,125	—	—
	Continued Health Insurance	—	—	19,601	—	—
	Continued Life Insurance	—	—	—	—	—
	Unvested & Accelerated Awards	—	—	2,473,268	—	—
	Stock Options	—	—	6,245	—	—
	Total	—	—	3,967,239	—	—

(1)
The awards allow continued vesting beyond retirement after attaining age 55 and a specified combination of age and years of service. This provision also applies to performance awards for eligible participants, provided that such retirement occurs after the first three months of the performance period and not before. As of December 31, 2025, each NEO’s age and years of service would have resulted in continued vesting of such NEO’s outstanding awards beyond retirement, subject to compliance with conditions set forth in the plan and the awards, in the following percentages:

	Christmann	Riney	Rodgers	Henderson	Warnica	Bretches
Continued Vesting Beyond Retirement (%)	100	100	—	—	—	50

(2)
Reflects amounts in accordance with the Executive Termination Policy (ETP) as amended and restated on March 1, 2021. Under the ETP, each NEO would be entitled to receive the following benefits in connection with a termination of employment without cause:
(i)
two times base salary for the CEO and 1.75 times base salary for the other NEOs;
(ii)
a prorated target bonus;
(iii)
twelve months’ COBRA subsidy at active employee rates;
(iv)
three years’ service credit toward retiree medical, which would apply only to Ms. Henderson, given her age and years of service, but the service credit would not be of benefit to any of the other NEOs based on their age and/or years of service;
(v)
prorated vesting for RSUs and stock options and extension of exercise period to full life of original stock option award; and
(vi)
prorated vesting based on time in performance period for performance awards, provided the NEO has participated in the performance program for at least one year of the performance period (calculated at the end of the performance period and, if a payout is warranted, paid in cash according to the performance program’s vesting schedule).

38 APA Corporation

The value included in the table for accelerated vesting of RSUs assumes that target performance is achieved with respect to any RSUs that vest based on the achievement of performance measures. NEOs will not be entitled to any payments under the ETP if they are entitled to payments under the Income Continuance Plan (discussed below). A condition precedent to an NEO receiving the benefits under the ETP is the execution of a full and final release of all claims against the Company in a form approved by the Company.

(3)
The Company has established the Income Continuance Plan (ICP) as amended and restated on March 1, 2021. The plan provides that all officers of the Company, including the NEOs, and all employees who have reached the age of 40, served the Company for more than ten years, or have been designated for participation based upon special skills or experience will receive the following payments and benefits if their employment is terminated in connection with or within two years following a “change in control” of the Company (as defined in the plan):
(i)
for executive officers only, a lump sum payment equal to 12 times the employee’s “monthly compensation;”
(ii)
payment of the monthly compensation on a monthly basis for 24 months following termination of employment;
(iii)
a prorated bonus;
(iv)
two years of employer contributions that would have been made to the Company’s qualified retirement plans on the employee’s behalf had such termination of employment not occurred;
(v)
continuation of medical, dental, vision, and employee assistance benefits for 24 months at no greater than active employee rates, grossed up for any amounts that are paid on an after-tax basis; and
(vi)
continued life insurance benefits for 24 months at no greater than active employee rates.

For the purposes of the ICP, “monthly compensation” means one-twelfth of all cash compensation, including salary, incentive compensation, and bonuses, but excluding any cash paid pursuant to the Company’s long-term incentive programs, paid to the employee during the year immediately preceding the termination date; provided, that for purposes of determining monthly compensation, bonuses shall be valued at the greater of (A) the target bonus for the year in which the termination occurs or (B) the average bonus paid to the employee during the three years immediately preceding the termination date. In addition, under our equity compensation plans and award agreements, each NEO would receive full accelerated vesting of all equity awards, with vesting based on target performance being achieved with respect to any performance awards that have not been completed as of the termination date.

(4)
On February 18, 2015, Mr. Riney was granted 45,000 RSUs, which have since fully vested, and 60% of these shares will not be eligible for sale by Mr. Riney until such time as he retires or terminates employment with the Company. If Mr. Riney is terminated by the Company without cause and not by reason of becoming disabled or if he terminates employment for good reason, the above restriction will lapse.
(5)
Mr. Bretches was terminated without cause effective June 4, 2025. The amounts shown reflect payments or entitlements as described in footnote (2) above.

Payments Made Upon Death or Disability

Our equity plans provide for full acceleration of outstanding equity awards upon a termination of employment due to death or disability. In addition to the benefits listed in the preceding table, payments will also be made under the Company’s life insurance plan in the event of death for the officers listed above. In the event of disability, these executive officers would benefit under the Company’s disability insurance plan.

CEO Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) and Item 402(u) of Regulation S-K, the following is a reasonable estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee.

The annual total compensation of our median employee for 2025 was $237,527. As disclosed in the Summary Compensation Table, our CEO’s annual total compensation for 2025 was $13,202,517. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 56:1.

We did not have any substantial changes in our workforce population that we believe would significantly impact our pay ratio calculation. Therefore, we utilized the same median employee that we identified in our 2024 pay ratio analysis. We identified the median employee using the employee population on November 30, 2023, that received taxable compensation (other than our CEO) for the calendar year 2023. We evaluated gross compensation, excluding equity, as a consistently applied compensation measure. We did not annualize the wages for new employees who were employed for less than the full fiscal year or make cost of living adjustments.

This information is being provided for compliance purposes. Neither the MD&C Committee nor the executives of our Company use the pay ratio measure in making compensation decisions.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K (the PvP Rule), we provide the following disclosure regarding executive “compensation actually paid” (CAP), calculated in accordance with SEC rules, and certain Company performance for the fiscal years listed below.

This disclosure was prepared in accordance with the requirements of the PvP Rule and does not necessarily reflect the value actually realized by our executives, how our executives’ compensation relates to Company performance, or how the MD&C Committee evaluates compensation decisions in light of Company or individual performance. For example, the MD&C Committee does not use CAP as a basis for making compensation decisions, nor does it use net income (as reflected below) for purposes of determining our executives’ incentive compensation. Please refer to our Compensation Discussion and Analysis for a complete description of how executive compensation relates to Company performance and how the MD&C Committee makes its compensation decisions.

2026 Proxy Statement 39

The information provided under this Pay versus Performance section will not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(4) ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return(5) ($)	Net Income(6) (in millions) ($)	Free Cash Flow(7) (in millions) ($)
2025	13,202,517	20,245,175	4,614,322	5,537,888	196.81	295.11	1,434	1,000
2024	11,440,709	6,216,553	4,099,763	1,549,100	176.45	280.73	804	841
2023	13,763,441	3,438,692	5,142,656	1,481,677	265.09	285.07	2,855	965
2022	13,802,119	37,002,785	5,258,220	12,358,523	336.57	272.74	3,674	2,458
2021	15,040,707	27,948,348	5,318,503	9,347,083	190.76	170.92	973	1,823

(1)
The dollar amounts reported in these columns are the amounts of total compensation reported for the PEO and the average of the amounts reported for the Company’s non-PEO NEOs as a group, respectively, for each corresponding year in the “Total” column of the Summary Compensation Table (SCT). John J. Christmann IV was the PEO for all years reported, and the Non-PEO NEOS were as follows:

Year	Non-PEO NEOs
2025	Stephen J. Riney, Ben C. Rodgers, Tracey K. Henderson, Kimberly O. Warnica, and D. Clay Bretches
2024	Stephen J. Riney, D. Clay Bretches, Tracey K. Henderson, Mark D. Maddox, P. Anthony Lannie, and David A. Pursell
2023	Stephen J. Riney, David A. Pursell, D. Clay Bretches, and Tracey K. Henderson
2022–2021	Stephen J. Riney, P. Anthony Lannie, David A. Pursell, and D. Clay Bretches

(2)
The dollar amounts reported in these columns represent the amount of CAP to the PEO and the non-PEO NEOs as a group, respectively, as computed in accordance with the PvP Rule. The dollar amounts do not reflect the actual amount of compensation earned by or paid to these individuals during the applicable year. In accordance with the requirements of the PvP Rule, the adjustments in the tables in the following footnotes below were made to the total compensation of the PEO and the average compensation paid to the non-PEO NEOs as a group, as reported in the SCT for the most recent year, and the addition (or subtraction, as applicable) of the amounts shown in the table for equity award adjustments, as required by the PvP Rule, to determine the CAP. Similar adjustments were made for prior years shown in the table above. No pension benefit adjustments were made, as the Company does not have any defined benefit or actuarial pension plans applicable to our U.S. employees, including our NEOs. The grant date fair value of equity awards represents the total (or average, as applicable) of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(3)
Adjustments made to the total compensation of the PEO for the most recent year were as follows:

Calculation of CAP for PEO		2025
	Reported SCT total ($)	13,202,517
–	Reported value of equity awards ($)	(7,916,432)
+	Fair value as of the end of the covered fiscal year of equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year ($)	10,844,889
+	Change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of equity awards granted in prior fiscal years that are outstanding and unvested as of the end of the covered fiscal year ($)	630,848
+	Fair value as of vesting date of equity awards granted and vested in the covered fiscal year ($)	—
+	Change as of the vesting date (from the end of the prior fiscal year) in fair value of equity awards granted in prior fiscal years that vested in the covered fiscal year ($)	2,469,489
–	Fair value at the end of the prior fiscal year of equity awards granted in prior fiscal years that failed to meet applicable vesting conditions in the covered fiscal year ($)	—
+	Value of dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in total compensation for the covered fiscal year ($)	1,013,864
= CAP*		20,245,175

* Individual amounts above and the totals are rounded to the nearest dollar.

40 APA Corporation

(4)
Adjustments made to the average compensation of the non-PEO NEOs as a group for the most recent year were as follows:

Calculation of Average CAP for Non-PEO NEOs as a Group		2025
	Reported SCT total ($)	4,614,322
–	Reported value of equity awards ($)	(2,323,564)
+	Fair value as of the end of the covered fiscal year of equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year ($)	2,596,380
+	Change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of equity awards granted in prior fiscal years that are outstanding and unvested as of the end of the covered fiscal year ($)	139,012
+	Fair value as of vesting date of equity awards granted and vested in the covered fiscal year ($)	—
+	Change as of the vesting date (from the end of the prior fiscal year) in fair value of equity awards granted in prior fiscal years that vested in the covered fiscal year ($)	498,314
–	Fair value at the end of the prior fiscal year of equity awards granted in prior fiscal years that failed to meet applicable vesting conditions in the covered fiscal year ($)	(225,713)
+	Value of dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in total compensation for the covered fiscal year ($)	239,137
= CAP*		5,537,888

* Individual amounts above and the totals are rounded to the nearest dollar.

(5)
Represents the weighted peer group cumulative TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Dow Jones U.S. Exploration & Production Index, which is the same published industry index the Company uses for purposes of Item 201(e)(1)(ii) of Regulation S-K.
(6)
The dollar amounts reported represent the amount of net income previously disclosed in the Company’s audited GAAP financial statements for the applicable year, as required by Regulation S-X.
(7)
Free Cash Flow for purposes of this Pay versus Performance table is calculated by taking cash flows from operations before changes in operating assets and liabilities, including Sinopec’s noncontrolling interest, and subtracts upstream capital investment and distributions to Sinopec’s noncontrolling interest. This is a different formulation of Free Cash Flow as compared to what is used in the Company’s goal metrics, as described in the Compensation Discussion and Analysis section.

The illustrations below provide a graphical description of the relationship between CAP (as calculated in accordance with the PvP Rule) and the information presented in the Pay versus Performance table.

CAP and Net Income
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
CAP (in thousands)
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Net Income (in millions)
2021
2022
2023
2024
2025
PEO
Average for non-PEO NEOs
Net Income

CAP and Free Cash Flow
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
CAP (in thousands)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Free Cash Flow (in millions)
2021
2022
2023
2024
2025
PEO
Average for non-PEO NEOs
Free Cash Flow

2026 Proxy Statement 41

Financial Performance Measures

In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules) to our NEOs in 2025 to our performance were:

•
Free Cash Flow
•
Cash Return on Invested Capital
•
Development Capital Expenditures
•
Lifting + Workover Costs

Compensation Committee Interlocks and Insider Participation

No executive officer of the Company serves, or in the past year has served, as a member of the compensation (or similar) committee or on the board of directors of another entity, one of whose executive officers served on the Company’s MD&C Committee or as a member of the Board. During fiscal year 2025, no member of the MD&C Committee (whose names are provided in the Board Committees, Meetings, and Responsibilities section above) was an officer or employee of the Company, was formerly an officer of the Company, or had any business relationship or conducted any business with the Company other than as an independent director of the Company. The Board evaluated each member’s independence under the independence standards promulgated by Nasdaq for compensation committees and determined that each member was independent for purposes of serving on the Company’s MD&C Committee.

Certain Business Relationships and Transactions

The Board has adopted a written Code of Conduct, which was last revised in December 2024. The Code of Conduct prohibits conflicts of interest between any director, officer, or employee and the Company. The Code of Conduct requires directors, officers, and employees to inform the Company of any transaction that involves related parties and that may give rise to a conflict of interest.

Pursuant to its charter, the CRG&N Committee reviews on an ongoing basis all related-party transactions required to be disclosed pursuant to Item 404 of Regulation S-K to prevent conflicts of interest. The CRG&N Committee reviews a transaction in light of the affiliations of the director, officer, or employee and the affiliations of such person’s immediate family. Transactions are presented to the CRG&N Committee for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred.

If the CRG&N Committee finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. The CRG&N Committee will approve or ratify a transaction if it determines that the transaction is consistent with the best interests of the Company. The determination of the CRG&N Committee is documented in the committee’s minutes.

The Board reviews transactions to determine whether a transaction impairs the independence of a director, and such determination is documented in the Board’s minutes.

Kenneth M. Fisher, a member of our Board, was executive vice president and chief financial officer of ChampionX Corporation prior to its acquisition by SLB N.V. on July 16, 2025. In connection with SLB’s acquisition, Mr. Fisher ceased serving as an executive officer of ChampionX. In the ordinary course of business and on an arm’s-length basis, the Company paid ChampionX and its subsidiaries (and, following the acquisition, SLB-controlled ChampionX businesses) during fiscal year 2025 approximately $36.2 million in connection with the Company’s purchase of oilfield products and services. These transactions represented approximately 1% of ChampionX’s total revenue in fiscal year 2024, the last full year for which ChampionX publicly reported revenue.

Director Compensation

Summary of 2025 Director Compensation

Under the terms of the Company’s Non-Employee Directors’ Compensation Plan, as amended and restated on July 13, 2017 (the Directors’ Compensation Plan), and the Company’s Non-Employee Directors’ Restricted Stock Units Program (the RSU Program), each non-employee director receives an annual retainer, generally paid one-third in cash and two-thirds in stock.

The equity component of the annual Board retainer for the Company’s non-employee directors is not paid out until the non-employee director retires or otherwise leaves the Board.

Retainer	1/3 Cash	2/3 Equity
Not Paid Until End of Board Service

The retirement plan for the Company’s non-employee directors limits participation to those members first elected to the Board on or before June 30, 2014.

42 APA Corporation

Non-Employee Directors’ Cash Compensation

During 2025, under the terms of the Directors’ Compensation Plan, each non-employee director received an annual cash retainer for service on the Board, with the non-executive chair of the Board, the chair of each committee, and each member of the Audit Committee receiving an additional cash retainer, as set forth in the table below. Any service for a portion of a year is prorated accordingly. Directors do not receive separate meeting attendance fees.

Annual Cash Retainer	Amount ($)
All Non-Employee Directors	100,000
Additional Retainer for Non-Executive Chair of the Board	100,000
Additional Retainer for Audit and MD&C Committee Chairs	20,000
Additional Retainer for CRG&N and Cybersecurity Committee Chairs	15,000
Additional Retainer for Audit Committee Non-Chair Members	5,000

Under the terms of the Directors’ Compensation Plan, non-employee directors can defer receipt of all or any portion of their cash retainers. Deferred cash amounts accrue interest equal to the Company’s rate of return on its short-term marketable securities. Once each year, participating directors may elect to transfer all or a portion of their deferred cash amounts into the form of shares of APA common stock. After such election, amounts deferred in the form of APA common stock accrue dividends as if the stock were issued and outstanding when such dividends were payable. All deferred amounts, as well as accrued interest and dividends, are maintained in a separate memorandum account for each participating non-employee director. Amounts are paid out in cash and/or shares of APA common stock, as applicable, upon the non-employee director’s retirement or other termination of his or her directorship, or on a specific date, in a lump sum or in annual installments over a ten-year (or shorter) period.

Non-Employee Directors’ Restricted Stock Units Program

During 2025, pursuant to the RSU Program, all non-employee directors were eligible to receive grants of RSUs at the end of each calendar quarter, with the number of RSUs granted calculated by dividing one-fourth of the total amount payable to such non-employee director in the table below by the fair market value of a share of APA common stock on the date of grant, rounded down to the nearest whole number.

Annual RSU Grant	Amount ($)
All Non-Employee Directors	200,000
Additional Grant for Non-Executive Chair of the Board	100,000

Grants under the RSU Program were made pursuant to the Company’s 2016 Omnibus Compensation Plan. Each RSU is equivalent to one share of APA common stock. If applicable, the grant is prorated for the non-employee director’s or non-executive chair’s service during the calendar quarter.

The RSUs vest as of the grant date, with 100% automatic, mandatory deferral into the Outside Directors’ Deferral Program (the Deferral Program) established pursuant to the Company’s 2016 Omnibus Compensation Plan. Deferrals are invested in stock units with each stock unit being equivalent to one share of APA common stock. Stock units accrue dividends as if the stock was issued and outstanding when such dividends were payable, and all dividend amounts are invested in additional stock units. All stock units are maintained in a separate memorandum account for each non-employee director. Stock units in the Deferral Program will be converted to shares of APA common stock and paid out upon the non-employee director’s retirement or other termination of his or her directorship.

Annual Review of Director Compensation

In our annual review of director compensation, the benchmarking analysis provided to the Board for 2025 indicated that our average director compensation was at the 50th percentile of the 2025 compensation peer group at that time. For information on the 2025 compensation peer group, see the Compensation Discussion and Analysis section above.

Director Stock Ownership Requirements

The Company has a minimum share ownership requirement for non-employee directors that requires each non-employee director to directly own shares and/or share equivalents the total value of which is equal to or greater than six times the annual Board retainer paid in cash, excluding additional retainers for service as a committee chair or as non-executive chair of the Board. Based on the current annual Board cash retainer of $100,000, each non-employee director is required to own shares and/or share equivalents the total value of which is at least $600,000, based on the value as of the acquisition date.

Non-employee directors must meet the ownership requirement within three years of his or her appointment to the Board. Once achieved, each non-employee director must continue to meet the minimum share ownership requirement for the duration of his or her service on the Board. As of February 28, 2026, each non-employee director, other than Mr. Fisher and Ms. Weaving, directly owned shares of the Company’s common stock and/or share equivalents with total value equal to or greater than the minimum threshold. Ms. Weaving, who joined our Board in April 2024, has until April 2027 to meet the requirement. Mr. Fisher, who joined our Board in October

2026 Proxy Statement 43

2024, has until October 2027 to meet the requirement. See beneficial ownership information under the heading Securities Ownership and Principal Holders below.

Outside Directors’ Retirement Plan

An unfunded retirement plan for non-employee directors was established in December 1992. The Outside Directors’ Retirement Plan was amended on July 16, 2014, effective as of June 30, 2014, to (i) limit participation to those members first elected to the Board on or before June 30, 2014, and (ii) specify that the amount of benefits will be determined as of the earlier of the date the non-employee director ceases to be a member of the Board or June 30, 2014, at which date the annual cash Board retainer was $150,000.

The plan is administered by the MD&C Committee and generally pays an annual benefit equal to 100% of the retired director’s annual cash Board retainer for a period based on length of service. Payments are made either (i) on a quarterly basis, for a maximum of ten years, or (ii) in a single lump sum equal to the net present value of the quarterly payments to which the director is entitled and are paid from the general assets of the Company. In the event of the director’s death prior to receipt of all benefits payable under the plan, the remaining benefits are payable to the director’s surviving spouse or designated beneficiary until the earlier of the termination of the payment period or the death of the surviving spouse or designated beneficiary. During 2025, benefits were paid under this plan to two former directors who retired from the Company’s Board in 2015 and 2017.

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the 2025 fiscal year:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation ($)		Total ($)
Annell R. Bay	115,000	199,961	—	—	—	10,000	(4)	324,961
Matthew R. Bob	105,000	199,961	—	—	—	—		304,961
Juliet S. Ellis	120,000	199,961	—	—	—	10,000	(4)	329,961
Kenneth M. Fisher	129,303	199,961	—	—	—	10,000	(4)	339,264
Charles W. Hooper	115,000	199,961	—	—	—	—		314,961
Chansoo Joung	115,385	199,961	—	—	—	—		315,346
H. Lamar McKay	200,000	299,920	—	—	—	—		499,920
Peter A. Ragauss	105,000	199,961	—	—	—	10,000	(4)	314,961
David L. Stover	100,000	199,961	—	—	—	—		299,961
Anya Weaving	105,000	199,961	—	—	—	10,000	(4)	314,961

(1)
Employee directors do not receive additional compensation for serving on the Board. John J. Christmann IV, the Company’s CEO, is not included in this table as he was an employee of the Company during 2025. The compensation he received as an employee of the Company is shown in the Summary Compensation Table.
(2)
Grant date fair value, as computed in accordance with FASB ASC Topic 718, of RSUs granted during 2025 to each non-employee director based on the per share closing price of the Company’s common stock on the date of grant. None of the non-employee directors had unvested RSUs or restricted APA common stock at year-end 2025.
(3)
Earnings are not included in this column as they are not above-market or preferential earnings.
(4)
These amounts reflect payments made to qualified non-profit organizations under the Company’s Workplace Giving Program to match donations made by the director. The administration of the Workplace Giving Program may result in reported amounts in excess of the annual matching limit, when a donation is made by a director in one fiscal year, but the Company matching donation is not processed until the next fiscal year. Additional information about the Workplace Giving Program is provided in the Compensation Discussion and Analysis section above.

44 APA Corporation

PROPOSAL 2: RATIFICATION OF AUDITOR APPOINTMENT

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the registered public accounting firm (independent auditor) employed by the Company and establishes guidelines for the retention of the independent auditor for any permissible services. In performing these responsibilities, among other things, the Audit Committee (i) reviews the qualifications, performance, and independence of the independent auditor, (ii) reviews and evaluates the lead partner of the independent auditor having primary responsibility for the Company’s audit and ensures the rotation of such partners as required by law, and (iii) considers whether the independent auditor should be rotated to maintain the independence between the independent auditor and the Company.

The Audit Committee has appointed Ernst & Young LLP (EY), an independent auditor, to audit the Company’s financial statements for the fiscal year ending December 31, 2026. EY served as the Company’s independent auditor for the fiscal year ended December 31, 2025, and reported on the Company’s consolidated financial statements for that year, as well as the effectiveness of the Company’s internal control over financial reporting. EY has served as the independent auditor of the Company since 2002. The Board believes that the continued retention of EY to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders and, at the request of the Audit Committee, is asking you to ratify that appointment.

Representatives of EY will be present at the annual meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions regarding the Company's business.

Although shareholder ratification is not required, the appointment of EY as the Company’s independent auditor for fiscal year 2026 is being submitted for ratification at the annual meeting because the Board believes doing so is a good corporate governance practice. Furthermore, the Audit Committee will take shareholders’ opinions regarding the appointment of EY into consideration in future deliberations. If EY’s appointment is not ratified at the annual meeting, the Audit Committee will consider the engagement of another independent auditor. The Audit Committee may terminate EY’s engagement as the Company’s independent auditor without the approval of the Company’s shareholders whenever the Audit Committee deems appropriate.

Fees Paid to the Independent Auditor

The fees paid to EY for 2025 and 2024 were as follows:

Description	2025 ($)	2024 ($)
Audit Fees(1)	4,624,000	7,056,000
Audit-Related Fees(2)	425,000	247,000
Tax Fees(3)	110,000	200,000
All Other Fees	—	—
Total	5,159,000	7,503,000

(1)
Audit Fees were for professional services rendered for the annual audit of the Company’s consolidated financial statements included in the Form 10-K, including the audit of the effectiveness of the Company’s internal controls over financial reporting, the reviews of the financial statements included in the Forms 10-Q, statutory audits, issuance of comfort letters, consents, and assistance and review of documents filed with the SEC.
(2)
Audit-Related Fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Audit-related services include consultations related to accounting, financial reporting or disclosure matters not classified as “audit services,” and agreed upon or expanded audit procedures.
(3)
Tax Fees were for services related to tax planning and compliance, tax-related and structuring-related consultation, and tax services related to potential acquisitions or dispositions.

All audit, audit-related, tax, and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by EY was compatible with the firm’s independence in the conduct of its auditing functions. The Audit Committee has taken into consideration whether the provision of non-audit services by EY is compatible with maintaining auditor independence.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Pre-Approval of Independent Auditor Services and Fees

To ensure the independence of our independent auditor and to comply with the applicable securities laws, Nasdaq listing standards, and the Audit Committee charter, the Audit Committee has established a policy and related procedures with respect to services that may be performed by the Company’s independent auditor (the Pre-Approval Policy).

The Pre-Approval Policy provides that the Company’s independent auditor may not perform any service for the Company, subject to those exceptions that may be permitted by applicable law, unless (i) the service has been pre-approved by the Audit Committee or (ii)

2026 Proxy Statement 45

the Company engaged the independent auditor to perform the service pursuant to the pre-approval provisions of the Pre-Approval Policy. In addition, the Pre-Approval Policy prohibits the Audit Committee from pre-approving certain non-audit services that are prohibited from being performed by the Company’s independent auditor by applicable securities laws.

Pursuant to the Pre-Approval Policy, the Audit Committee has pre-approved certain categories of services to be performed by the independent auditor and a maximum amount of fees for each category. The Audit Committee reassesses these service categories and the associated maximum fee limits annually. Individual projects within the approved service categories have been pre-approved only to the extent that the fees for each individual project do not exceed a specified dollar limit, which amount is reassessed annually. The Audit Committee also considers on a case-by-case basis specific engagements that are not otherwise pre-approved or that exceed pre-approved fee amounts. The Audit Committee grants pre-approval, subject to fee limits, for services that fall within the “All Other Fees” category on an engagement-by-engagement basis.

At least annually, the Audit Committee designates a member of the Audit Committee to whom it delegates its pre-approval responsibilities. That member has the authority to approve interim requests to pre-approve services and maximum fee limits, provided that the member informs the Audit Committee of his or her decision at the Audit Committee’s next scheduled meeting.

The Board recommends that you vote FOR ratification of the appointment of EY as the Company’s independent auditor for fiscal year 2026.

46 APA Corporation

Report of the Audit Committee

The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act or the Exchange Act.

The Audit Committee is operated under a charter that specifies the scope of the committee’s responsibilities. The charter, which is reviewed annually and available on the Company’s website at www.apacorp.com, was last amended and restated effective May 22, 2025.

The Board has determined that all members of the committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules, and regulations, including the listing standards of the Nasdaq Stock Market and Rule 10A-3 of the Exchange Act.

The Company’s management has the primary responsibility for preparing the Company’s financial statements, managing the accounting and financial reporting processes, devising and maintaining the systems of internal controls over financial reporting, and assessing the effectiveness of internal controls over financial reporting. Ernst & Young LLP, the Company’s independent auditor, is responsible for the integrated audit of the consolidated financial statements and auditing the Company’s internal controls over financial reporting. The committee’s responsibility is to monitor and oversee these processes and procedures on behalf of the Board.

The Audit Committee held eight meetings during fiscal year 2025. The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function, and the Company’s independent auditor. Meeting agendas are set based upon the Audit Committee charter and also include suggested topics from committee members and/or other relevant topics. At four of the Audit Committee meetings held during 2025, the committee met with the internal auditors and the independent auditor, without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal controls over financial reporting, and the overall quality of the Company’s financial reporting.

The committee is responsible for oversight of the qualifications, performance, and independence of the Company’s independent auditor and annually determines whether to retain the Company’s current independent auditor. To ensure continuing auditor independence, the committee also considers whether there should be regular rotation of the independent auditor, which includes consideration of the advisability and potential impact of selecting a different independent auditor.

In its determination to retain the current independent auditor in 2025, the Audit Committee took into consideration a number of factors, including the historical and recent performance of the independent auditor and lead partner, its global capabilities, its knowledge of the Company’s operations and industry, external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (United States) (PCAOB) reports, and independence. The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor in both fact and appearance.

The Audit Committee discussed with the Company’s internal auditors and the independent auditor the overall scope and plans for their respective audits. In addition, the Audit Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the PCAOB, including PCAOB Auditing Standard No. 1301, Communications with Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has discussed with the independent auditor the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent auditor’s independence.

The Audit Committee also reviewed and discussed with management, the internal auditors, and the independent auditor the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the clarity of disclosures in the financial statements, the results of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, and the internal and independent auditors’ audits of the Company’s internal controls over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025, filed by the Company with the Securities and Exchange Commission.

Members of the Audit Committee

Kenneth M. Fisher, Chair

Chansoo Joung

Matthew R. Bob

Peter A. Ragauss

Anya Weaving

2026 Proxy Statement 47

PROPOSAL 3: ADVISORY VOTE ON NEO COMPENSATION

General Information

The Company is asking its shareholders to cast an advisory vote to approve the compensation of the Company’s NEOs as disclosed in this proxy statement. This proposal, commonly known as “say-on-pay,” gives our shareholders the opportunity to express their views on the design and effectiveness of our executive compensation programs.

Say-on-Pay

As described in detail in the section of this proxy statement titled Compensation Discussion and Analysis, our executive compensation programs are designed to attract, motivate, and retain our executive officers (including our NEOs), who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term, and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the section of this proxy statement titled Compensation Discussion and Analysis, and the compensation tables that follow it, for additional details about our executive compensation programs. We also encourage you to review the section of this proxy statement titled Shareholder Engagement Program and Feedback for details about our year-round shareholder engagement program, which includes soliciting feedback on our compensation programs.

The Board and the MD&C Committee considered the results of the most recent shareholder vote in setting compensation policies and making compensation decisions in the fiscal year that followed.

We are asking our shareholders to indicate their support for the compensation of our NEOs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies, and practices described in this proxy statement. Accordingly, we ask our shareholders to vote FOR the following resolution:

RESOLVED, that the compensation paid to the NEOs, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion, is hereby approved.

Effect of Your Vote

The say-on-pay vote is advisory and, therefore, not binding on the Company, the MD&C Committee, or our Board. Our Board and our MD&C Committee value the opinions of our shareholders, and to the extent there is a significant vote against the compensation paid to our NEOs, as disclosed in this proxy statement, we will consider our shareholders’ concerns and will evaluate what, if any, further actions are necessary to address those concerns.

The Board recommends that you vote FOR the approval of our NEOs’ compensation, as disclosed in this proxy statement pursuant.

48 APA Corporation

PROPOSAL 4: APPROVAL OF AMENDMENT TO 2016 PLAN

General Information

The Board is asking shareholders to approve an amendment (the Amendment) to the APA Corporation 2016 Omnibus Compensation Plan, as amended (the 2016 Plan), to:

•
Extend the term of the 2016 Plan by ten (10) years, through May 21, 2036; and
•
Increase the number of shares of APA common stock, par value $0.625 per share, authorized for issuance under the 2016 Plan by 24,160,000 shares.

The 2016 Plan was adopted by the Board on February 3, 2016, and was approved by our shareholders and effective on May 12, 2016. The 2016 Plan is the only shareholder-approved plan under which equity-based incentive awards are currently granted to the Company’s employees and non-employee directors. The Amendment was adopted by the Board on March 12, 2026. Shareholder approval of the Amendment is required under Nasdaq rules, and, therefore, it is now being submitted to our shareholders for approval at the annual meeting. The Amendment will become effective upon such approval. Other than the extension of the term and increase in the share reserve, no other substantive changes are being made by the Amendment to the 2016 Plan.

The above summary does not purport to be a complete description of the Amendment and is qualified in its entirety by the full text of the Amendment, which is attached to this proxy statement as Exhibit A, and by the 2016 Plan, which is included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company’s predecessor registrant, Apache Corporation, on May 16, 2016 (SEC File Number 001-04300), as amended.

Rationale for the Amendment

The 2016 Plan is a key component of the Company’s compensation program. Equity-based awards are issued to officers, employees, and non-employee directors, promoting alignment with our shareholders, supporting retention of critical talent, and encouraging sustained value creation.

•
Term Extension: The 2016 Plan is scheduled to expire in May 2026, after which no new awards may be granted thereunder. Extending the 2016 Plan ensures continuity in the Company’s compensation program without requiring adoption of a new plan.
•
Share Increase: As of February 28, 2026, approximately 2,772,165 shares remained available for future grants. The proposed increase is intended to provide a sufficient pool of shares for future awards while maintaining prudent dilution levels.

The Board elected to amend the existing 2016 Plan, rather than adopt a new equity plan, to preserve continuity in award terms, maintain consistent governance protections, and avoid unnecessary administrative complexity, while continuing to require shareholder approval for plan changes when required by any state or federal law or regulation or Nasdaq rules.

Share Usage, Dilution, and Burn Rate

In evaluating the proposed share increase, the Board and the MD&C Committee considered the factors that investors commonly review in assessing equity compensation plans, including total shareholder value transfer, historical and projected equity usage, and plan design features intended to protect shareholder interests. This includes:

•
Overhang for 2025 at approximately 2.55%
•
Weighted average burn rate for fiscal years 2025, 2024, and 2023 at approximately 0.39%, 0.25%, and 0.21%, respectively

The Company believes that the proposed share increase is reasonable and consistent with market practice for companies of similar size and complexity. Additionally, based on the Company’s current capitalization and historical equity grant practices, the MD&C Committee believes that the proposed share increase will result in total shareholder value transfer that is within the range considered acceptable by investors for companies of similar size and industry. Without giving effect to the shares remaining for issuance under the 2016 Plan, the proposed increase to the share reserve represents approximately 6.84% of our shares issued and outstanding as of March 23, 2026, the record date.

2026 Proxy Statement 49

While the Board is cognizant of the potential dilutive effect of compensatory stock awards and the expense reflected on the Company’s statement of operations, the Board is committed to continuing the prudent issuance of these awards and recognizes the significant motivational and performance benefits that are achieved from making such awards.

Best Practices and Shareholder Protections

The 2016 Plan includes the following features that are consistent with best practices:

•
No repricing of stock options or SARs without shareholder approval
•
No discounted stock options or SARs
•
No liberal share recycling
•
Minimum vesting requirements, subject to limited exceptions
•
No evergreen share increases
•
Clawback provisions consistent with applicable law
•
Awards settled only in shares or cash, with no excessive change-in-control benefits

Expected Future Equity Usage

The MD&C Committee does not currently anticipate any material increase in the Company’s annual equity grant practices because of the proposed share increase. The additional shares are intended to support the continuation of the Company’s existing long-term incentive program over the extended term of the 2016 Plan, rather than to increase overall equity usage levels. Further, while the MD&C Committee retains discretion to grant awards under the 2016 Plan, the committee does not intend to materially deviate from the Company’s historical grant practices or award mix without compelling business justification and appropriate disclosure.

Failure to Approve the Amendment

If the Amendment to the 2016 Plan is not approved by our shareholders, it will not become effective, and the 2016 Plan will expire by its own terms. No additional grants of awards would then be made under the 2016 Plan, and any shares remaining available for grant under the 2016 Plan will cease to be available for grant. The 2016 Plan would continue in existence solely for the purpose of governing any outstanding grants made prior to expiration of the 2016 Plan. If and to the extent that the shares subject to any awards outstanding under the 2016 Plan cease for any reason to be subject to such awards, such shares will not become available for award under the 2016 Plan.

Additionally, if the Amendment is not approved and the 2016 Plan expires as described above, we would need to make significant changes to our long-term incentive program, including utilizing cash instead of equity awards. This would likely place the Company at a disadvantage for retaining and attracting the critical talent needed for us to create long-term value for our shareholders. The lack of equity-based awards would also remove a key component of ensuring our executive compensation programs are aligned with our shareholders.

Board Recommendation

In approving the proposed Amendment, the Board and MD&C Committee considered equity usage, dilution, plan design features, and governance safeguards. The Board believes that the proposed extension and share increase balance the Company’s need to continue offering competitive long-term incentives with shareholders’ interest in prudent equity usage and strong plan governance.

The Board recommends that you vote FOR the approval of the Amendment to the 2016 Plan.

50 APA Corporation

OTHER INFORMATION

Securities Ownership and Principal Holders

Beneficial Ownership by Directors and Named Executive Officers

The following table sets forth, as of February 28, 2026, the beneficial ownership of the Company’s common stock, par value $0.625 per share, of (i) each director or nominee for director of the Company, (ii) the principal executive officer, the principal financial officer, and the other named executive officers of the Company for fiscal year 2025, and (iii) all directors and executive officers of the Company as a group. All ownership information is based upon filings made by those persons with the SEC and upon information provided to the Company.

Name of Beneficial Owner	Options(1)	Deferred Stock Units(2)	Retirement Plans(3)	Total Beneficial Ownership(4)	Percent of Class
Non-Employee Directors and Nominees
Annell R. Bay	—	99,492	—	99,492	*
Matthew R. Bob	—	15,775	—	45,409	*
Juliet S. Ellis	—	73,692	—	86,128	*
Kenneth M. Fisher	—	11,184	—	11,184	*
Charles W. Hooper	—	28,783	—	28,783	*
Chansoo Joung	—	101,086	—	241,371	*
H. Lamar McKay	—	51,291	—	51,291	*
Peter A. Ragauss	—	98,504	—	98,504	*
David L. Stover	—	28,492	—	28,492	*
Anya Weaving	—	15,775	—	15,775	*
Named Executive Officers
John J. Christmann IV	269,385	70,035	203,746	1,223,988	*
Stephen J. Riney	108,618	—	94,682	419,453	*
Ben C. Rodgers	10,515	—	—	51,772	*
Tracey K. Henderson	15,334	—	—	66,060	*
Kimberly O. Warnica	15,334	—	—	18,699	*
D. Clay Bretches	—	—	—	—	—
All directors, nominees, and executive officers as a group (including the above-named persons)	447,276	594,109	304,725	2,597,398	*

* Represents less than 1% of outstanding shares of the Company’s common stock.

(1)
Common stock issuable upon the exercise of outstanding employee stock options, which are exercisable within 60 days.
(2)
For non-employee directors, these amounts represent common stock equivalents related to retainer fees deferred under the Company’s Directors’ Compensation Plan and/or the Company’s Outside Directors’ Deferral Program. For officers, these amounts represent common stock equivalents held through the Company’s Deferred Delivery Plan.
(3)
Common stock held by the trustee of Apache Corporation’s 401(k) Savings Plan and/or Non-Qualified Retirement/Savings Plan or the trustee of an individual retirement account.
(4)
All ownership is sole and direct unless otherwise noted. Inclusion of any common stock not owned directly shall not be construed as an admission of beneficial ownership. Excludes the following shares of unvested RSUs granted under the Company’s 2016 Omnibus Plan: Mr. Christmann - 266,273; Mr. Riney - 129,967; Mr. Rodgers - 28,867; Ms. Henderson - 62,968; Ms. Warnica - 30,284; and all executive officers as a group - 572,400. Fractional stock has been rounded to the nearest whole share.
(5)
Mr. Bretches ceased employment with the Company effective June 4, 2025. The Company does not have available information on his stock ownership as of the date set forth above.

2026 Proxy Statement 51

Ownership by 5% Owners

The following table sets forth the only persons known to the Company to be the owners of more than 5% of the outstanding shares of the Company’s common stock, par value $0.625 per share, as of December 31, 2025, based on the information available as of February 28, 2026, according to reports filed with the SEC:

Name and Address of Beneficial Owner	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power	Amount and Nature of Beneficial Ownership	Percent of Class*
The Vanguard Group, Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	—	368,527	43,983,221	1,355,800	45,339,021	12.83%
Hotchkis and Wiley Capital Management, LLC(2) 601 S. Figueroa St., 39th Floor Los Angeles, CA 90017	33,797,033	—	36,439,749	—	36,439,749	10.31%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	22,098,206	—	22,869,642	—	22,869,642	6.47%
State Street Corp.(4) 1 Congress St., Ste. 1 Boston, MA 02114	—	15,447,646	—	19,990,057	20,002,099	5.66%

* Calculated based on the aggregate number of shares of the Company’s common stock outstanding as of February 28, 2026.

(1)
Per Schedule 13G/A filed by The Vanguard Group, Inc. (Vanguard) on April 30, 2025. Subsequent to the as-of date specified above, Vanguard reported an internal realignment and that it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by certain Vanguard subsidiaries or business divisions. Vanguard also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard will report beneficial ownership separately, on a disaggregated basis.
(2)
Per Schedule 13G/A filed by Hotchkis and Wiley Capital Management, LLC on April 7, 2025.
(3)
Per Schedule 13G/A filed by BlackRock, Inc. on April 17, 2025.
(4)
Per Schedule 13G/A filed by State Street Corp. on January 30, 2024.

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2025, relating to the Company’s equity compensation plans, under which grants of stock options, RSUs, and other rights to acquire shares of APA common stock may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (#)
Equity compensation plans approved by security holders(1)	4,451,927	35.17	(3)	5,180,719	(4)
Equity compensation plans not approved by security holders(2)	75,778			541,956
TOTAL	4,527,705	35.17	(3)	5,722,675

(1)
Includes the Company’s 2011 Omnibus Equity Compensation Plan and 2016 Omnibus Compensation Plan.
(2)
Includes the Directors’ Compensation Plan and Deferred Delivery Plan. The Company’s Deferred Delivery Plan allows officers and certain key employees to defer income from RSUs granted under the 2016 Omnibus Compensation Plan in the form of deferred units. Each deferred unit is equivalent to one share of APA common stock. Distributions from the plan are made, at the election of the participant, beginning five years from deferral or upon termination of employment.
(3)
Weighted-average exercise price of outstanding stock options, excluding RSUs, performance-based stock units, and deferred stock units.
(4)
Available for grant under the 2016 Omnibus Compensation Plan, as of December 31, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who beneficially own more than ten percent of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. Based on information furnished to the Company and contained in reports provided pursuant to Section 16(a), as well as written representations that no other

52 APA Corporation

reports were required for 2025, the Company’s directors and officers timely filed all reports required by Section 16(a), except that one late report was filed for Robert P. Rayphole due to delays in obtaining SEC filing codes.

How to Register for and Access the Virtual Meeting

Registration Website: www.proxydocs.com/APA

If you plan to attend the annual meeting virtually, you are required to register in advance at the registration website above. Once registered, you will receive an email, at the address provided during registration, prior to the start of the meeting, which will contain a unique link to access the virtual meeting. Further instructions and contact information for technical support will be provided in the email. An audio recording of the webcast of the annual meeting will be available to the public on the Company’s website at www.apacorp.com as soon as practicable after completion of the meeting and will remain available for at least 30 days thereafter.

Shareholders of Record and Beneficial Owners

Each holder of record of the Company’s common stock as of the record date and each shareholder who holds shares through an intermediary, such as a bank, broker, or other nominee (in “street name”), as of the record date may virtually attend and vote at the annual meeting by registering in advance using the instructions above. Such shareholders will be required to provide their unique control number, which may be found on the proxy card, notice of internet availability of proxy materials, or, for beneficial owners, other materials provided by their intermediary. To vote at the annual meeting during the polling period, shareholders who registered with their unique control number will be provided instructions to cast their ballot online.

Attending as a Guest

Shareholders without a valid control number or any other interested individuals may also attend the annual meeting virtually by registering in advance using the instructions above and selecting guest registration.

Asking Questions

Shareholders may submit questions in advance of the annual meeting by emailing AnnualMeeting@apacorp.com no later than 5:00 p.m. (Houston time) on May 19, 2026. Any questions that are inappropriate, not pertinent to the meeting, or otherwise fail to meet the rules of conduct for the meeting will be excluded. Any substantially similar questions will be grouped together to provide a single response. Pre-submitted questions meeting these requirements may be answered during the meeting as time permits.

Voting

Overview

Proposal		Routine Matter	Default Proxy Vote
1	Election of the ten directors named in this proxy statement		✔	FOR each nominee
2	Ratification of appointment of EY as the Company’s independent auditor	✔	✔	FOR
3	Advisory vote to approve NEO compensation		✔	FOR
4	Approval of the Amendment to the 2016 Plan		✔	FOR
	Any other business that properly comes before the meeting or any adjournment thereof		In accordance with the judgment of the persons voting the proxy

A proposal will pass if a majority of votes are cast in favor of such proposal, and abstentions and broker non-votes have no impact. Representatives of BetaNXT will tabulate the votes and act as inspectors of the election.

Who Can Vote

Only shareholders of record holding shares of APA common stock at the close of business on March 23, 2026, are entitled to receive notice of the annual meeting and to vote their APA shares held on that date. For ten days before the meeting, a complete list of shareholders entitled to vote at the meeting will be available during normal business hours for examination by any APA shareholder at the Company’s principal executive offices for purposes relating to the annual meeting.

As of March 23, 2026, there were 353,400,414 shares of APA common stock issued and outstanding. APA shareholders are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

2026 Proxy Statement 53

Shareholders of Record

If you hold all or any portion of your shares of APA common stock in your own name (as a “shareholder of record”), then you may instruct the Company on how to vote such shares.

If You Requested to Receive Printed Proxy Materials

Internet	Mobile Device	Telephone	Mail
Follow the instructions provided in the Notice of Internet Availability of Proxy Materials	Scan the QR code on the enclosed proxy card with your mobile device	Call the toll-free telephone number listed on the enclosed proxy card	Mark, sign, date, and return the enclosed proxy card in the postage-paid envelope provided

When voting by internet, mobile device, or telephone, the voting systems will verify that you are a shareholder using a company number for APA and a unique control number for you.

Beneficial Owners

If your shares of APA common stock are held by a broker, bank, or other nominee (in “street name”), then you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the annual meeting. However, your shares will not be voted on any of the non-routine matters. An absence of voting instructions on any non-routine matters will result in a “broker non-vote.”

Default Proxy Votes

Whichever method you use to transmit your instructions, your shares of APA common stock will be voted as you direct. If you designate the proxies named on the proxy card to vote on your behalf, but do not specify how to vote your shares, they will be voted as shown in the table above. If you vote in advance, you may still virtually attend and vote at the annual meeting, with such vote at the meeting revoking all previous votes and proxies.

401(k) Savings Plan Shares

If you are an employee or former employee of the Company or its subsidiaries participating in the Apache Corporation 401(k) Savings Plan and have shares of APA common stock credited to your plan account as of the record date, you have the right to direct the plan trustee, Fidelity Management Trust Company, regarding how to vote such shares in accordance with your instructions. If you do not send instructions (in the manner described above) or if your proxy card is not received by May 18, 2026, then the shares credited to your account will be voted by the trustee in the same proportion as it votes shares for which it did receive timely instructions.

Revoking a Proxy

You may revoke a proxy before it is voted by submitting a new proxy with a later date by internet, mobile device, telephone, or mail (if applicable), by voting at the virtual meeting as described in this proxy statement, or by filing a written revocation with APA’s Corporate Secretary. Virtually attending the annual meeting alone will not automatically revoke your proxy.

Quorum

The presence at the annual meeting, virtually or by proxy, of the holders of a majority of the shares of APA common stock outstanding on the record date will constitute a quorum, permitting the business of the meeting to be conducted.

Non-GAAP Financial Measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP, which can be found in the Company's Annual Reports on Form 10-K. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

54 APA Corporation

Reconciliation of Debt to Net Debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	December 31, 2025 ($ in millions)	December 31, 2024 ($ in millions)
Current debt	213	53
Long-term debt	4,280	5,991
Total debt	4,493	6,044
Cash and cash equivalents	516	625
Net Debt	3,977	5,419

Additional Information

Future Shareholder Proposals and Director Nominations

Shareholders are entitled to submit director nominations or proposals on matters appropriate for shareholder action at next year’s annual meeting consistent with the regulations of the SEC and the Company’s bylaws. Notices for the following should be mailed to the attention of the Company’s Corporate Secretary at 2000 W. Sam Houston Pkwy. S., Suite 200, Houston, Texas 77042 and must be received by the deadline specified below.

	Proposals in Next Year’s Proxy Statement	Director Nominations in Next Year’s Proxy Statement (Proxy Access)	Director Nominations on Next Year’s Proxy Card (Universal Proxy)	Other Proposals or Nominees for Presentation at Next Year’s Meeting(1)
Description	To submit a proposal (other than director nominations) for inclusion in our proxy statement, the shareholder and the proposal must comply with SEC Rule 14a-8

A shareholder or group of up to 20 who have owned an aggregate of at least 3% of APA’s outstanding common stock continuously for at least 3 years may submit director nominations of up to 25% of the Board for inclusion in our proxy statement

To include additional director nominees on the proxy card and solicit proxies, the shareholder must comply with SEC Rule 14a-19

To present a shareholder proposal or director nomination directly at next year’s annual meeting instead of in the proxy, the submitting shareholder must comply with the applicable provisions of our bylaws

Deadline for Receipt	On or before December 10, 2026	Between the close of business on November 10, 2026, and the close of business on December 10, 2026		Between the close of business on December 22, 2026, and the close of business on January 21, 2027
What to Include	Information required by SEC Rule 14a-8	Information required by Article IV, Section 14 of our bylaws(2)	Information required by SEC Rule 14a-19	Information required by Article IV, Section 13 or Article IV, Section 12, as applicable, of our bylaws

(1)
If any shareholder proposal, including any director nomination, is properly presented directly at next year’s annual meeting, proxies will be voted on such proposals in accordance with the judgment of the management representatives who shall have been granted the authority to vote such proxies; provided, however, that with respect to any director nominee included on the Company’s proxy card pursuant to the Universal Proxy rules, proxies will be voted in accordance with the shareholder’s voting instruction, if any.
(2)
Our bylaws are filed as an exhibit to our most recent Annual Report on Form 10-K, or a printed copy of our bylaws is available free of charge by writing to the Company’s Corporate Secretary at the address above.

Accessing Our Annual Report and Other SEC Filings

The Company’s Annual Report on Form 10-K and our other reports filed with the SEC are available on our website, www.apacorp.com, and on the SEC’s website, www.sec.gov.

Reducing the Environmental Impact of Our Proxy Materials

Electronic Delivery of Our Materials

You can request to receive our proxy materials electronically rather than receiving printed copies. Electronic delivery of these materials helps reduce the environmental impact associated with printing and mailing them. You can sign up for electronic delivery by indicating that you agree to receive or access proxy materials electronically when casting your vote using the instructions provided on your proxy

2026 Proxy Statement 55

card. If your shares are held in “street name,” then you may contact your broker, bank, or other nominee holding your shares for information on how to receive our proxy materials electronically. Doing so will help us make progress on our sustainability initiatives.

Shareholders with the Same Last Name and Address

The SEC rules permit companies and intermediaries (such as brokers) to implement a delivery procedure known as “householding.” Under this procedure, multiple APA shareholders who reside at the same address may receive a single set of proxy materials, unless one or more of the shareholders has provided contrary instructions. This procedure saves natural resources and reduces printing costs and postage fees. We encourage you to utilize this householding delivery procedure if you choose to receive printed materials.

If, however, you would like to opt out of householding for future mailings (or opt in to householding, if you previously opted out), you may notify the applicable contacts below.

If Your Shares Are Held in “Street Name”			If You Are a Shareholder of Record (Not in a Brokerage)
Broadridge Householding Department 51 Mercedes Way Edgewood, NY 11717 1-800-542-1061	or	contact your broker, bank, or other nominee	EQ Shareowner Services Attn: Householding/APA Corporation P.O. Box 64874 St. Paul, MN 55164-0874

If you received only a single set of proxy materials because of the householding delivery procedure and would like a separate copy of the materials, you may contact the Company’s Corporate Secretary by phone at 713-296-6000 or by mail at our principal executive offices, and the Company will undertake to deliver promptly such separate copy.

Solicitation of Proxies

Solicitation of proxies for use at the annual meeting may be made in person or by mail, telephone, or other electronic means by directors, officers, and regular employees of the Company. These persons will receive no special compensation for any solicitation activities. The Company has requested banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Company’s common stock for whom they are record holder, and the Company will, upon request, reimburse reasonable forwarding expenses. The Company has retained Innisfree M&A Incorporated to assist in soliciting proxies from brokers, bank nominees, and other institutional holders for a fee not to exceed $25,000 plus expenses. All costs of the solicitation will be borne by the Company, and the Company will indemnify the proxy solicitor and its affiliates against certain third-party claims, losses, liabilities, and expenses arising out of or relating to the services provided.

By order of the Board of Directors
APA Corporation

Kimberly O. Warnica Executive Vice President, Chief Legal Officer, and Corporate Secretary

56 APA Corporation

Exhibit A

Third Amendment to the
APA CORPORATION
2016 Omnibus Compensation Plan

WHEREAS, APA Corporation, a Delaware corporation (the “Company”), sponsors and maintains the 2016 Omnibus Compensation Plan, originally effective May 12, 2016, and as amended prior to the date hereof (the “Plan”);

WHEREAS, the Company, pursuant to Section 17 of the Plan, has the right to amend the Plan, subject to such amendments being approved by the Board of Directors or the Management Development and Compensation Committee of the Company and by the stockholders of the Company if required to satisfy applicable statutory or regulatory requirements; and

WHEREAS, the Company desires to extend the term of the Plan and increase the number of shares of Stock authorized for issuance under the Plan.

NOW, THEREFORE, the Plan is amended as follows, effective as of the date set forth below, subject to approval by the Company’s stockholders:

1. Section 4.1 of the Plan is hereby amended and restated in its entirety to provide as follows:

4.1 Number of Shares. Subject to adjustments pursuant to Section 4.4 hereof, as of the Effective Date, up to (a) 25,500,000 shares of Stock are authorized for issuance under the Plan, plus (b) the number of shares of Stock subject to outstanding awards, as of the Effective Date, under the Prior Plan that on or after the Effective Date cease for any reason to be subject to such awards (other than shares tendered, surrendered, or withheld in connection with the exercise or settlement of such awards or the related tax withholding obligations), and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Subject to adjustments pursuant to Section 4.4 hereof, effective as of the date of this Third Amendment to the Plan, an additional 24,160,000 shares of Stock are authorized for issuance under the Plan. Notwithstanding the foregoing, the number of aggregate shares of Stock available for issuance under the Plan at any given time shall be reduced by (i) 1.0 share for each share of Stock granted in the form of Stock Options or Stock Appreciation Rights or (ii) 2.39 shares for each share of Stock granted in the form of any Award that is not a Stock Option or Stock Appreciation Right. During the duration of the Plan, no Eligible Person may be granted Options which in the aggregate cover in excess of 5 percent of the total shares of Stock authorized under the Plan. No Award may be granted under the Plan on or after May 21, 2036. The foregoing to the contrary notwithstanding, within the aggregate limit described in the first and second sentences of this Section 4.1, up to 49,660,000 shares of Stock may be issued pursuant to ISOs granted under the Plan.

2. Section 19 of the Plan is hereby amended and restated in its entirety to provide as follows:

Section 19
Duration of the Plan

The Plan shall terminate on May 21, 2036. No grants shall be awarded after such termination; however, the terms of the Plan shall continue to apply to all Awards outstanding when the Plan terminates.

Date: _________________________

Attest: ______________________________ Name Title	APA CORPORATION By: ______________________________ Name Title

2026 Proxy Statement 57

2000 W. Sam Houston Pkwy. S., Ste. 200

Houston, Texas 77042

713-296-6000

apacorp.com

APA Corporation

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P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. APA Corporation Annual Meeting of Stockholders For Stockholders of record as of March 23, 2026 Thursday, May 21, 2026 10:00 AM, Central Time Virtual Meeting - To register, visit www.proxydocs.com/APA. You will need to enter your control number. YOUR VOTE IS IMPORTANT! Internet: www.proxydocs.com/APA • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-610-5359 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided in time to be received by May 20, 2026 Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/APA This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints John J. Christmann IV, Ben C. Rodgers, and Kimberly O. Warnica (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of APA Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. For participants in the Apache Corporation 401(k) Savings Plan, if this proxy is properly executed, then the shares credited to your account will be voted in the manner directed by the undersigned. If no direction is given, if the card is not signed, or if the card is not received by May 18, 2026, then the shares credited to your account will be voted in proportion to directions received by Fidelity Management Trust Company, the trustee for the plan. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

APA Corporation Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN 1. Election of directors: 1.01 Annell R. Bay FOR 1.02 John J. Christmann IV FOR 1.03 Juliet S. Ellis FOR 1.04 Kenneth M. Fisher FOR 1.05 Charles W. Hooper FOR 1.06 Chansoo Joung FOR 1.07 H. Lamar McKay FOR 1.08 Peter A. Ragauss FOR 1.09 David L. Stover FOR 1.10 Anya Weaving FOR FOR AGAINST ABSTAIN 2. Ratification of appointment of Ernst & Young LLP as APA's independent auditor FOR 3. Advisory vote to approve the compensation of APA's named executive officers FOR 4. Approval of an amendment to APA's 2016 Omnibus Compensation Plan to extend its term and increase the shares authorized for issuance thereunder FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/APA Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)